SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): November 23, 1998


                        PUBLICARD, INC.
     (Exact name of registrant as specified in its charter)



        Pennsylvania            1-3315            23-0991870

   (State or other          (Commission         (IRS Employer
    jurisdiction            File Number)     Identification No.)
  of incorporation)


         One Post Road, Fairfield, Connecticut          06430
     (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code:       (203) 254-3900


      (Former name or former address, if changed since last report.)









Item 2. Acquisition or Disposition of Assets

     On November 24, 1998 (the "Closing Date"), PubliCARD, Inc. ("PubliCARD" or the "Company") completed the acquisition of Tritheim Technologies, Inc. ("Tritheim") pursuant to an Agreement and Plan of Merger dated as of October 30, 1998 (the "Merger Agreement") whereby a wholly-owned subsidiary of the Company merged with and into Tritheim. As a result of this merger, Tritheim became a wholly-owned subsidiary of the Company. As consideration in the merger, holders of Tritheim's common stock received a total of 1,495,037 shares of common stock of the Company in exchange for their shares of common stock of Tritheim. Marc Postlewaite, President of Tritheim, and Kim Vogel, Vice President - Engineering of Tritheim, held shares representing 74% of Tritheim's outstanding common stock.

     In addition, pursuant to the Merger Agreement options to purchase
354,616 shares of Tritheim common stock outstanding immediately prior to the closing of the merger (a portion of which were held by Marc Postlewaite and Kim Vogel) were converted into options to purchase 83,270 shares of PubliCARD common stock with an exercise price of $2.00 per share (subject to anti-dilution adjustments). These PubliCARD options are exercisable from the Closing Date until the fifth anniversary of the Closing Date. Furthermore, pursuant to the Merger Agreement, the Company issued on the Closing Date options to purchase 250,000 shares of PubliCARD common stock to all of the salaried employees of Tritheim to encourage them to remain in the employ of Tritheim. These options have an exercise price of $2.00 per share (subject to anti-dilution adjustments) and will be exercisable from the third anniversary of the Closing Date until the eighth anniversary of the Closing Date.

     The merger consideration was determined as a result of arms length negotiations between the Company and Tritheim. The merger will be accounted for under the purchase method of accounting.

     Pursuant to the Merger Agreement, the Company is required to register the shares of PubliCARD common stock issued as the merger consideration (other than the approximately 1,253,771 shares issued to officers of Tritheim and one additional employee of Tritheim), approximately 241,266 shares, under a shelf registration statement under the Securities Act of 1933. In the event that the shelf registration statement is not effective by the six month anniversary of the Closing Date, the holders of the shares entitled to such registration rights will have the right, for a specified period of time, to cause the Company to repurchase their shares for a cash purchase price equal to the fair market value (as defined in the Merger Agreement) of the shares on the date of repurchase.

     Pursuant to the Merger Agreement, the Company satisfied Tritheim's indebtedness, including accrued interest, to a bank in the amount of $102,000 and to former shareholders of Tritheim in the amount of $531,000 (including $480,000 to Marc Postlewaite). The repayment of certain indebtedness of Tritheim by the Company was financed with available cash on hand.

     Pursuant to the Merger Agreement, Tritheim entered into separate employment agreements with three-year terms with the following officers and former shareholders of Tritheim: (1) Marc Postlewaite to serve as President of Tritheim, (2) Kim Vogel to serve as Vice President - Engineering of Tritheim,
(3) Vincent Poole to serve as Vice President - Product Development of Tritheim and (4) Stephen Ewald to serve as Vice President - Sales and Marketing of Tritheim.

     Other than the Merger Agreement, a $300,000 loan made by PubliCARD to Tritheim on September 18, 1998 and the employment agreements and stock option agreements entered into pursuant to the Merger Agreement and described herein, there are no material relationships between Tritheim or any of Tritheim's former shareholders and PubliCARD or any of PubliCARD's affiliates, directors or officers.

     Tritheim, located in Tarpon Springs, Florida, has developed both hardware and software smart card products. Its hardware products include serial, parallel and PCMCIA smart card readers, smart port docking stations and smart card reader chipsets. Its software products include smart card software development tools for developing smart card applications, PC security software, Internet data security smart card software, Internet purchase terminal software and Internet automatic teller software.

Item 5. Other Events

     As of September 30, 1998, the Company had 13,291,597 shares of common stock outstanding. As a result of the issuance of (i) 2,059,000 shares pursuant to the private placement described under Item 9 below, (ii) 1,495,037 shares pursuant to the merger with Tritheim and (iii) 33,000 shares upon the exercise of previously existing stock options, the Company's had 16,878,618 shares of common stock outstanding on December 4, 1998.

Item 7.  Financial Statements and Exhibits
         (a)     Financial statements of businesses acquired:
                 Financial statements of Tritheim Technologies, Inc. prepared pursuant to Regulation S-X are not currently available but will be filed not later than 60 days from the date on which this report on Form 8-K was required to be filed.

          (b)     Pro forma financial information:
                  Pro forma financial statements of the Registrant are not currently available but will be filed not later than 60 days from the date on which this report on Form 8-K was required to be filed.

          (c)     Exhibits:
                  2.1 Agreement and Plan of Merger dated as of October 30, 1998 among PubliCARD, Inc., Publicker Smart Card Acquisition Co., Tritheim Technologies, Inc. and the Security Holders of Tritheim Technologies, Inc.

Item 9.  Sales of Equity Securities Pursuant to Regulation S

     On November 23, 1998, the Company completed the offer and sale of 2,059,000 shares of its common stock, par value $. 10 per share, for $5.00 per share in cash, for aggregate cash consideration of $10,295,000 (the "Offering") in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The Offering included the offer and sale of 560,000 shares of common stock for aggregate consideration of $2,800,000 to non-U.S. Persons in offshore transactions pursuant to Regulation S under the Securities Act. Such non-U.S. Persons made representations to the Company regarding their status and actions necessary to comply with Regulation
S. The Company intends to use the net proceeds of the Offering to fund development of its smart card technology, to make strategic acquisitions within the smart card industry, and for general corporate purposes.











                           SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              PUBLICARD, INC.
                               (Registrant)



December 7, 1998
                              /s/ Antonio L. DeLise
                              Antonio L. DeLise, Vice President
                              Chief Financial Officer and Secretary

                         EXHIBIT INDEX



Exhibit No.   Exhibit                                            Page No.


2.1           Agreement and Plan of Merger dated as of October
              30, 1998 among PubliCARD, Inc., Publicker Smart
              Card Acquisition Co., Tritheim Technologies, Inc.
              and the Security Holders of Tritheim Technologies, Inc.

Exhibit 2.1

















                   Agreement and Plan of Merger

                   Dated as of October 30, 1998

                             Among

                   Publicker Industries Inc.,

             Publicker Smart Card Acquisition Co.,

                  Tritheim Technologies, Inc.

                               And

       the Security holders of Tritheim Technologies, Inc.

TABLE OF CONTENTS

                                                             PAGE


                  1.      CERTAIN DEFINITIONS.. . . . . . . . . . . . . . . .1
                          1.1              Defined Terms. . . . . . . . . . .1
                          1.2              References to Dollars. . . . . . .6

                  2.      THE MERGER. . . . . . . . . . . . . . . . . . . . .6
                          2.1              The Merger . . . . . . . . . . . .6
                          2.2              Effects of the Merger. . . . . . .6
                          2.3              Conversion of Shares . . . . . . .7
                          2.4              Subsequent Action. . . . . . . . .9

                  3.      THE CLOSING.. . . . . . . . . . . . . . . . . . . .9
                          3.1              Place and Time . . . . . . . . . .9
                          3.2              Effective Time of the Merger . . .9
                          3.3              Deliveries by Sellers and Company10
                          3.4              Deliveries by Publicker. . . . . 10

                  4.      CONDITIONS TO PUBLICKER'S AND ACQUISITION SUB'S
                          OBLIGATIONS . . . . . . . . . . . . . . . . . . . 10
                          4.1              Opinion of Counsel . . . . . . . 10
                          4.2              No Injunction. . . . . . . . . . 10
                          4.3              Representations, Warranties and
                                           Agreements . . . . . . . . . . . 10
                          4.4              Litigation . . . . . . . . . . . 10
                          4.5              Approvals. . . . . . . . . . . . 11
                          4.6              Certificates of Merger . . . . . 11
                          4.7              Employment Agreements. . . . . . 11
                          4.8              FIRPTA Certificate . . . . . . . 11
                          4.9              Shareholder Approval.. . . . . . 11
                          4.10             Financial Statements.. . . . . . 11
                          4.12             Proceedings Satisfactory . . . . 11

                  5.      CONDITIONS TO THE COMPANY'S OBLIGATIONS . . . . . 12
                          5.1              Opinion of Counsel . . . . . . . 12
                          5.2              No Injunction. . . . . . . . . . 12
                          5.3              Representations, Warranties
                                           and Agreements . . . . . . . . . 12
                          5.4              Litigation . . . . . . . . . . . 12
                          5.5              Employment Agreements. . . . . . 12
                          5.6              Option Agreements. . . . . . . . 12
                          5.7              Shareholder Approval.. . . . . . 13
                          5.8              Proceedings Satisfactory . . . . 13

                  6.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                          AND MANAGEMENT SELLERS. . . . . . . . . . . . . . 13
                          6.1              Organization and Good Standing . 13
                          6.2              Capitalization of the Company;
                                           Subsidiaries . . . . . . . . . . 13
                          6.3              Authority; Absence of Conflict . 14
                          6.4              Consents and Approvals . . . . . 14
                          6.5              Financial Statements . . . . . . 14
                          6.6              Accounts Receivable. . . . . . . 15
                          6.7              Title to Property; Encumbrances. 15
                          6.8              Leased Property. . . . . . . . . 15
                          6.9              Intellectual Property Rights . . 16
                          6.10             Buildings, Plants and Equipment. 19
                          6.11             Rights and Assets Sufficient . . 19
                          6.12             Books and Records. . . . . . . . 19
                          6.13             Litigation . . . . . . . . . . . 19
                          6.14             Tax Matters. . . . . . . . . . . 19
                          6.15             Absence of Certain Changes or
                                           Events . . . . . . . . . . . . . 21
                          6.16             Labor. . . . . . . . . . . . . . 23
                          6.17             Employee Benefits; ERISA . . . . 23
                          6.18             Insurance. . . . . . . . . . . . 26
                          6.19             Material Agreements. . . . . . . 26
                          6.20             Compliance with Law; Licenses. . 28
                          6.21             Environmental Matters. . . . . . 28
                          6.22             Transactions with Related Parties29
                          6.23             Bank Accounts. . . . . . . . . . 29
                          6.24             No Brokers or Finders. . . . . . 29
                          6.25             Year 2000 Compliance . . . . . . 29
                          6.26             Absence of Undisclosed Liabilities29
                          6.27             No Material Adverse Change . . . 30
                          6.28             Disclosure . . . . . . . . . . . 30
                          6.29             Knowledge Defined. . . . . . . . 30

                  7.      REPRESENTATIONS AND WARRANTIES OF SELLERS . . . . 30
                          7.1              Organization and Good Standing . 30
                          7.2              Authority. . . . . . . . . . . . 30
                          7.3              Absence of Conflict. . . . . . . 31
                          7.4              Title to Company Shares. . . . . 31
                          7.5              Investment Representations . . . 31
                          7.6              Tax Matters. . . . . . . . . . . 32

                  8.      REPRESENTATIONS AND WARRANTIES OF PUBLICKER . . . 32
                          8.1              Organization and Good Standing . 32
                          8.2              Capitalization of the Company. . 32
                          8.3              Authority Relative to Agreement;
                                           Compliance with Other Instruments;
                                           Absence of Conflict. . . . . . . 33
                          8.4              Binding Agreement. . . . . . . . 33
                          8.5              Litigation . . . . . . . . . . . 33
                          8.6              No Brokers or Finders. . . . . . 34
                          8.7              Reports. . . . . . . . . . . . . 34
                          8.8              Disclosure . . . . . . . . . . . 34
                          8.9              Knowledge Defined. . . . . . . . 34

                  9.      FURTHER AGREEMENTS OF THE PARTIES . . . . . . . . 35
                          9.1              Expenses . . . . . . . . . . . . 35
                          9.2              Access Prior to the Closing. . . 35
                          9.3              Public Disclosure or
                                           Communications . . . . . . . . . 35
                          9.4              Conduct of Business of the
                                           Company. . . . . . . . . . . . . 36
                          9.5              No Negotiation . . . . . . . . . 37
                          9.6              Regulatory Matters . . . . . . . 37
                          9.7              Payment of Certain Indebtedness. 37
                          9.8              Benefits Matters . . . . . . . . 38
                          9.9              Technology Committee . . . . . . 38
                          9.10             Shareholder Approval . . . . . . 38
                          9.11             Management Sellers Approval. . . 38
                          9.12             S-8 Registration . . . . . . . . 38
                          9.13             Stock Options. . . . . . . . . . 38
                          9.14             Private Placement Materials. . . 39
                          9.15             Financial Statements . . . . . . 39
                          9.16             Updated Schedules. . . . . . . . 39

                  10.     TRANSFER RESTRICTIONS . . . . . . . . . . . . . . 39
                          10.1             Transfer Restrictions on
                                           Publicker Shares . . . . . . . . 39
                          10.2             Lock-Up on Publicker Shares. . . 40

                  11.     REGISTRATION RIGHTS . . . . . . . . . . . . . . . 41
                          11.1             Intentionally omitted. . . . . . 41
                          11.2             Incidental Registration. . . . . 41
                          11.2A            Shelf Registration . . . . . . . 42
                          11.3             Limitation on Registration
                                           Requirement . . . . . . . . . . .42
                          11.4             Registration Procedures. . . . . 43
                          11.5             Expenses . . . . . . . . . . . . 44
                          11.6             Marketing Restrictions . . . . . 45
                          11.7             Time Limitations; Termination of
                                           Rights . . . . . . . . . . . . . 46
                          11.8             Compliance with Rule 144 . . . . 46
                          11.9             Indemnification by Publicker . . 46
                          11.10            Indemnification by Holder. . . . 47
                          11.11            Contribution . . . . . . . . . . 48
                          11.12            Notification of and Participation
                                           in Actions . . . . . . . . . . . 48
                          11.13            Underwriting Requirements. . . . 48
                          11.14            Furnish Information. . . . . . . 49
                          11.15            Permitted Transfers. . . . . . . 49
                          11.16            Put Rights . . . . . . . . . . . 49

                  12.     INDEMNIFICATION AND RELATED MATTERS; SELLERS'
                          RELEASE; TAX MATTERS. . . . . . . . . . . . . . . 50
                          12.1             Indemnification. . . . . . . . . 50
                          12.2             Survival of Representations and
                                           Warranties . . . . . . . . . . . 53
                          12.3             Procedure for Indemnification --
                                           Third Party Claims . . . . . . . 53
                          12.4             Procedure for Indemnification --
                                           Other Claims . . . . . . . . . . 54
                          12.5             Company's and Sellers' Releases. 54
                          12.6             Tax Matters. . . . . . . . . . . 55

                  13.     TERMINATION . . . . . . . . . . . . . . . . . . . 56
                          13.1             Termination Procedures . . . . . 56
                          13.2             Effect of Termination. . . . . . 56

                  14.     THE SELLERS' AGENT. . . . . . . . . . . . . . . . 57
                          14.1             Authorization of the Sellers' Agent57
                          14.2             Compensation; Exculpation;
                                           Indemnity. . . . . . . . . . . . 57
                          14.3             Notices. . . . . . . . . . . . . 58
                          14.4             Resignation or Removal; Successor
                                           Agent. . . . . . . . . . . . . . 58

                  15.     MISCELLANEOUS . . . . . . . . . . . . . . . . . . 59
                          15.1             Entire Agreement . . . . . . . . 59
                          15.2             Governing Law. . . . . . . . . . 59
                          15.3             Jurisdiction; Service of Process 59
                          15.4             Headings . . . . . . . . . . . . 60
                          15.5             Notices. . . . . . . . . . . . . 60
                          15.6             Binding Effect; Assignment . . . 62
                          15.7             Additional Parties . . . . . . . 62
                          15.8             Amendment; Waiver. . . . . . . . 62
                          15.9             Further Assurances.. . . . . . . 62
                          15.10            Severability.. . . . . . . . . . 62
                          15.11            Counterparts . . . . . . . . . . 63

Schedules

Exhibits

   Exhibit A-1 -  Florida Articles of Merger
   Exhibit A-2 -  Delaware Certificate of Merger
   Exhibit B -    Form of Opinion of Counsel to Sellers and the Company
   Exhibit C -    Form of Employment Agreements
   Exhibit D -    Form of Opinion of Counsel to Publicker and Acquisition Sub
   Exhibit E-1 -  Form of Option Agreement
   Exhibit E-2 -  Form of Option Agreement
   Exhibit F -    Form of Promissory Note
   Exhibit G -    Form of Letter of Transmittal
   Exhibit H -    Form of Investor Questionnaire
   Exhibit I -    Form of Voting Agreement
   Exhibit J -    Form of FIRPTA Notification

          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of October 30, 1998 among Publicker Industries Inc., a Pennsylvania corporation ("Publicker"), Publicker Smart Card Acquisition Co., a Delaware corporation ("Acquisition Sub"), Tritheim Technologies, Inc., a Florida corporation (the "Company"), and each shareholder of the Company and each holder of options to purchase capital stock of the Company which has delivered a signature page to this Agreement (collectively "Sellers").

                         R E C I T A L S:

         The Boards of Directors of the Company, Publicker and Acquisition
Sub have determined that it is advisable and in the best interests of their respective stockholders for Acquisition Sub to merge with and into the Company with the result that the Company shall be the surviving corporation and shall become a wholly-owned subsidiary of Publicker (the "Merger"), upon the terms and conditions set forth herein and in accordance with the provisions of the Florida 1989 Business Corporation Act (the "FBCA") and the Delaware General Corporation Law (the "DGCL"). It is the intention of the parties that the Merger be a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

         Accordingly, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

    (c) CERTAIN DEFINITIONS.

             (a) Defined Terms. As used in this Agreement, the following terms shall have the meanings specified or referred to below (terms defined in the singular to have the correlative meaning in the plural and vice versa):

         "Affiliate" of any Person shall mean any Person or entity which, directly or indirectly, controls or is controlled by that Person, or is under common control with that Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         "Business Day" shall mean any day that is not a Saturday or a Sunday or a day on which banks located in New York City are authorized or required to be closed.

         "Certificates of Merger" shall have the meaning set forth in
Section 3.2.

         "Closing" shall have the meaning set forth in Section 3.1.

         "Closing Date" shall mean the date and time of the Closing, as set forth in Section 3.1.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company Documents" shall have the meaning set forth in
Section 6.3(a).

         "Company Shares" shall mean shares of common stock, no par value, of the Company.

         "Constituent Corporations" shall have the meaning set forth in
Section 2.1.

         "Contamination" shall mean Hazardous Substances which are present at the Facilities or in soil or groundwater (whether or not at the Facilities) as a result of a Release.

         "Contemplated Transactions" shall mean (i) the Merger and (ii) the execution, delivery and performance of and compliance with this Agreement and all other agreements to be executed and delivered pursuant to this Agreement.

         "DGCL" shall have the meaning set forth in the recitals to this Agreement.

         "Effective Time" shall have the meaning set forth in Section 3.2.

         "Employee Sellers" shall mean Marc Postlewaite, Kim Vogel, Vince Poole, Steve Ewald and Wayne Matthews.

         "Encumbrance" shall mean any security interest, mortgage, lien, charge, encumbrance on real property, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         "Environmental Law" shall mean federal, state or local statutes, rules, regulations, orders, licenses, codes, plans, decrees, judgments, injunctions, notices, or demand letters relating to pollution of the environment, including laws relating to noise, or to emissions, discharges, or releases of pollutants, contaminants, chemicals, or industrial, toxic, or Hazardous Substances or hazardous wastes into the workplace, the community, or the environment (including air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Substances or hazardous wastes.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" as applied to any Person, shall mean (a) any corporation which is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which that Person is a member,
(b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control, within the meaning of
Section 414(c) of the Code, of which that person is a member, and (c) any member of an affiliated service group, within the meaning of Sections 414(m) and (o) of the Code, of which that Person or any entity described in clause
(a) or (b) is a member.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Facilities" shall mean any real property, leaseholds or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures or equipment currently or formerly owned or operated by the Company.

         "Fair Market Value" of a share of a class of stock of any issuer shall mean the per share value of such class of stock as of a given date, determined as follows:

                   (a) If the class of stock is listed or admitted for trading on the New York Stock Exchange (or if not, on another national securities exchange), the Fair Market Value of such class stock is the average of the closing quotations for such stock based on composite transactions for the New York Stock Exchange (or if not listed on it, such other national securities exchange) for the five Trading Days ending at the close of business on the day prior to such given date.

                   (b) If the class of stock is not traded on any national securities exchange, but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ System) or any similar system of automated dissemination of quotations of prices in common use, the Fair Market Value of such class of stock is the average of the last sales price (if the stock is then listed as a national market issue under the NASDAQ System) or the mean between the closing representative bid and asked prices (in all other cases) for the stock as reported by the NASDAQ System (or such similar quotation system) for the five
                   Trading Days ending at the close of business on the day prior to such given date.

                   (c) If neither clause (a) nor clause (b) of this definition is applicable, the Fair Market Value of the class of stock is the fair market value per share as of such valuation date, as determined by the Board of Directors of the issuer of such stock in good faith and in accordance with uniform principles consistently applied.

         "FBCA" shall have the meaning set forth in the recitals to this Agreement.

         "Financial Statements" shall have the meaning set forth in
Section 6.5.

         "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied throughout the relevant period.

         "Governmental Body" shall mean any domestic or foreign national, state, multi-state or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

         "Hazardous Substance" shall have the meaning set forth in
section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") of 1980, as amended, 42 U.S.C. 9601(14) and shall further include any petroleum, including crude oil or any fraction thereof.

         "Holders" shall mean Sellers (other than Employee Sellers) holding Registrable Publicker Shares and their permitted transferees under
Section 11.15.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Intellectual Property" shall have the meaning set forth in
Section 6.9(m).

         "Management Sellers" shall mean Marc Postlewaite and Kim Vogel.

         "Material Adverse Effect" shall mean any effect that is materially adverse to the business, operations, prospects, results of operations or financial condition of the Company taken as a whole.

         "Material Agreements" shall have the meaning set forth in
Section 6.19(a).

         "Merger" shall have the meaning set forth in the recitals to this Agreement.

         "Merger Consideration" shall have the meaning set forth in
Section 2.3(a).

         "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization, other entity or Governmental Body.

         "Proceeding" shall mean an action, suit, or a legal, administrative, arbitration or other similar proceeding.

         "Publicker Shares" shall mean shares of common stock, par value $0.10 per share, of Publicker.

         "Registrable Publicker Shares" shall mean all Publicker Shares (other than Publicker Shares issued to Employee Sellers) issued pursuant to this Agreement and any Publicker Shares issued as a dividend or other distribution on or as a result of a subdivision or combination of any Publicker Shares (other than Publicker Shares issued to Employee Sellers) issued pursuant to this Agreement.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance).

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Seller Documents" shall have the meaning set forth in
Section 7.2.

         "Sellers' Agent" shall have the meaning set forth in Section 14.1.

         "Shelf Registration Statement" shall have the meaning set forth in
Section 11.2A.

         "Subsidiary" shall mean with respect to any specified Person, any other Person (a) whose board of directors or similar governing body, or a majority thereof, may presently be directly or indirectly elected or appointed by such specified Person, (b) whose management decisions and corporate actions are directly or indirectly subject to the present control of such specified Person, or (c) whose voting securities are more than 50% owned, directly or indirectly, by such specified Person.

         "Surviving Corporation" shall have the meaning set forth in
Section 2.1.

         "Tax" shall mean any tax (including, without limitation, any income tax, franchise tax, branch profits tax, gross receipts tax, employment tax, withholding tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

         "Tax Return" shall mean any return (including, without limitation, any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any legal requirement relating to any Tax.

         "Technology" shall have the meaning set forth in Section 6.9(m).

         "Trading Day" shall mean a day on which the principal national securities exchange on which a class of stock is listed or admitted to trading is open for the transaction of business or, if such class of stock is not listed or admitted to trading on any national securities exchange, any Business Day.

             (b) References to Dollars. References to dollars or "$" in this Agreement shall mean United States dollars.

    (d) THE MERGER.

         (a) The Merger. At the Effective Time of the Merger, Acquisition Sub shall be merged with and into the Company. The separate existence of Acquisition Sub shall thereupon cease and the Company shall continue its corporate existence as the surviving corporation (the "Surviving Corporation") under the laws of the State of Florida under its present name. The Company and Acquisition Sub are sometimes referred to collectively herein as the "Constituent Corporations".

         (b)  Effects of the Merger.  At the Effective Time of the Merger:

                   (a) the separate existence of Acquisition Sub shall cease and Acquisition Sub shall be merged with and into the Company, which shall be the Surviving Corporation;

                   (b) the articles of incorporation and by-laws of the Company as in effect immediately prior to the Effective Time, giving effect to the amendments set forth in the Certificates of Merger, shall be the articles of incorporation and by-laws of the Surviving Corporation until each shall thereafter be amended in accordance with each of their terms and as provided by law;

                   (c) the directors of Acquisition Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time (other than the Secretary) together with James J. Weis as a Vice President and Antonio L. DeLise as Secretary shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation, in each case until their respective successors are duly elected and qualified;

                   (d) the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Corporations, and all property, real, personal, and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and

                   (e) the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of each of the Constituent Corporations, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if such Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

         (c) Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any further action on the part of Publicker, Acquisition Sub, the Company, or any holder of any equity securities of the Constituent Corporations:

                   (a) each Company Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive that number of Publicker Shares
                   (the "Merger Consideration") as determined by dividing
                   (x) 1,495,000 by (y) the aggregate number of Company Shares issued and outstanding immediately prior to the Effective Time, upon surrender of the certificates representing such Company Shares to Publicker;
                   provided, however, that if Publicker determines, based on its review of Investor Questionnaires in substantially the form of Exhibit H delivered to Publicker by the holders of Company Shares, that the issuance of Publicker Shares as the Merger
                   Consideration to any holder of Company Shares may cause the Contemplated Transactions to fail to comply with applicable securities laws, then, at Publicker's option, each outstanding Company Share held by such holder shall be converted into the right to receive cash in amount equal to (A) the Fair Market Value at the Effective Time of 1,495,000 Publicker Shares divided by (B) the aggregate number of Company Shares issued and outstanding immediately prior to the Effective Time (any such cash payable per Company
                   Share shall also be referred to herein as the "Merger Consideration");

                   (b) if on or before the Effective Date the issued and outstanding Publicker Shares are changed into a different number of shares by reason of any recapitalization, stock split or stock dividend, then the Merger Consideration shall be correspondingly adjusted as follows: (i) to the extent the Merger Consideration consists of Publicker Shares, the Merger Consideration shall be adjusted to that number of Publicker Shares that the Merger Consideration, if it was issued and outstanding immediately before any such recapitalization, stock split or stock dividend occurred, would have been converted into as a result of any such recapitalization, stock split or stock dividend and (ii) to the extent the Merger Consideration consists of cash, the Merger Consideration shall be adjusted to a cash amount determined based on the Fair Market Value of that number of Publicker Shares that 1,495,000 Publicker Shares, if they were issued and outstanding immediately before any such recapitalization, stock split or stock dividend occurred, would have been converted into as a result of any such recapitalization, stock split or stock dividend;

                   (c) no fraction of a Publicker Share will be issued, but in lieu thereof each holder of Company Shares who would otherwise be entitled to a fraction of a Publicker Share (after aggregating all fractional Publicker Shares to be received by such holder) shall receive from Publicker one additional Publicker Share;

                   (d) each share of common stock, $.01 par value per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation;

                   (e) all Company Shares by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any Company Shares shall thereafter cease to have any rights with respect to such Company Shares, except the right to receive the Merger Consideration for the Company Shares upon the surrender of such certificate in accordance with this
                   Section 2.3;

                   (f) each outstanding option to purchase Company Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall be assumed by Publicker and shall be converted into the right to receive an option to purchase Publicker Shares in an amount and with an exercise price as set forth on
                   Schedule 2.3(f) and otherwise substantially in the form of Exhibit E-1;

                   (g) if on or before the Effective Date the issued and outstanding Publicker Shares are changed into a different number of shares by reason of any recapitalization, stock split or stock dividend, then the Publicker Shares issuable upon exercise of each of the options described in Section 2.3(f) and on
                   Schedule 2.3(f) shall be correspondingly adjusted to that number of Publicker Shares that such Publicker Shares, if they were issued and outstanding immediately before any such recapitalization, stock split or stock dividend occurred, would have been converted into as a result of any such recapitalization, stock split or stock dividend;

                   (h) either prior to or promptly following the Effective Time, Publicker shall deliver to each shareholder of record of the Company immediately prior to the Effective Time a letter of transmittal in substantially the form of Exhibit G (each, a "Letter of Transmittal") and instructions for use in surrendering the certificates that formally represented Company Shares entitled to payment of the Merger Consideration. Promptly following proper delivery of a certificate representing Company Shares (accompanied by a duly executed Letter of Transmittal and the documents contemplated thereby) by the holder thereof to Publicker, Publicker shall deliver to such holder either (i) a certificate representing (A) the Merger Consideration (in terms of Publicker Shares) times the number of Company Shares represented by the certificate so delivered by such holder and (B) any additional Publicker Share issuable in lieu of any fractional Publicker Share issuable to such holder in accordance with Section 2.3(c), or (ii) cash in amount equal to the Merger Consideration (in terms of cash) times the number of Company Shares represented by the certificate so delivered by such holder, whichever is applicable pursuant to Section 2.3(a); and

                   (i) if the Merger Consideration is to be issued or paid (as the case may be) to a name other than the name in which the certificate representing the Company Shares surrendered in exchange therefor is registered, it shall be a condition to such issuance or payment that the person requesting such issuance or payment shall pay to Publicker any transfer or other taxes required by reason of the issuance of such shares or the payment of such cash to a name other than that of the registered holder of the certificate surrendered, or such person shall establish to the satisfaction of Publicker that such tax has been paid or is not applicable.

         (d) Subsequent Action. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances and any other actions or things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations as a result of, or in connection with, the Merger, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

    (e) THE CLOSING.

         (a) Place and Time. The Closing of the Merger (the "Closing") shall take place on November 25, 1998 at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York at 10:00 a.m. (New York City time), or at such other place, date and time as the parties may agree in writing.

         (b) Effective Time of the Merger. At the Closing, the parties hereto shall cause (i) articles of merger substantially in the form of Exhibit A-1 to be executed and filed with the Secretary of State of the State of Florida, as provided in Section 607.1105 of the FBCA and (ii) a certificate of merger substantially in the form of Exhibit A-2 to be executed and filed with the Secretary of State of the State of Delaware, as provided in Section 252 of the DGCL (collectively, the "Certificates of Merger"), and shall take all such other and further actions as may be required by law to make the Merger effective. The Merger shall become effective as of the date and time of the filing of such Certificates of Merger. The date and time of such effectiveness are referred to herein as the "Effective Time".

         (c) Deliveries by Sellers and Company. At the Closing, Sellers and the Company shall deliver to Publicker the documents contemplated by Section 4.

         (d) Deliveries by Publicker. At the Closing, Publicker shall deliver to Sellers or the Company (as applicable) the documents contemplated by Section 5.

    (f) CONDITIONS TO PUBLICKER'S AND ACQUISITION SUB'S OBLIGATIONS.

         The obligations of Publicker and Acquisition Sub to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Publicker (on behalf of itself and Acquisition Sub):

         (a) Opinion of Counsel. Publicker and Acquisition Sub shall have received an opinion of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., counsel to Sellers and the Company, dated the Closing Date, in substantially the form of Exhibit B.

         (b) No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits or delays consummation of any part of the Contemplated Transactions, or that will require any divestiture by Publicker as a result of the Merger.

         (c) Representations, Warranties and Agreements. (a) The representations and warranties of the Company, Sellers and Management Sellers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, (b) each of the Company and Sellers shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing, and
         (c) Publicker shall have received separate certificates to the foregoing effect signed by the Chief Executive Officer of the Company (with respect to the Company), Sellers other than Management Sellers (with respect to themselves) and Management Sellers (with respect to themselves).

         (d) Litigation. No action or proceeding shall have been instituted by any Governmental Body and, at what would otherwise have been the Closing Date, remain pending to restrain or prohibit any part of the Contemplated Transactions or to seek any divestiture or to revoke or suspend any license, permit, order or approval by reason of any or all of the Contemplated Transactions; nor shall any Governmental Body have notified any party to this Agreement or any of their respective Affiliates that consummation of any part of the Contemplated Transactions would constitute a violation of the laws of any jurisdiction or that it intends to commence an action or proceeding to restrain or prohibit any part of the Contemplated Transactions or to require such divestiture, revocation or suspension; unless, in either such case, such Governmental Body shall have withdrawn such notice and abandoned such action or proceeding.

         (e) Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies or Persons, as applicable, necessary for the consummation of the Contemplated Transactions shall have been obtained and shall be in full force and effect.

         (f) Certificates of Merger. Prior to the Effective Time, each of the Certificates of Merger shall be accepted for filing with the Secretary of State of the State of Florida and the Secretary of State of the State of Delaware, as applicable.

         (g) Employment Agreements. The Surviving Corporation shall have entered into an employment agreement with each of Marc
         Postlewaite, Kim Vogel, Steve Ewald and Vince Poole substantially in the form of Exhibit C.

         (h)  FIRPTA Certificate.  The Company shall have delivered to Publicker
         (a) a properly executed FIRPTA Notification Letter, substantially in the form of Exhibit J, which states that shares of capital stock of the Company do not constitute "United States real property interest" under Section 897(c) of the Code, for purposes of satisfying Publicker's obligations under Treasury Regulation
         Section 1.1445-2(c)(3), and (b) as agent for the Company, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and substantially in the form of Exhibit J, along with written authorization for Publicker to deliver such form of notice to the Internal Revenue Service on behalf of the Company upon the Closing.

         (i) Shareholder Approval. The requisite number of shareholders of the Company under the FBCA shall have approved this Agreement and the Contemplated Transactions in accordance with the FBCA, after their receipt of private placement materials or other information that Publicker determines are necessary for the Contemplated
         Transactions to comply with applicable securities laws.

         (j) Financial Statements. The financial statements delivered to Publicker pursuant to Section 9.15 shall not reveal, in Publicker's good faith judgment, any material variations from the Financial Statements, other than the items set forth on Schedule 4.10.

         (k) Accounts Receivable. The accounts receivable aging delivered to Publicker pursuant to Section 9.15 shall not reveal, in Publicker's good faith judgment, any material variations from the accounts receivable aging set forth on Schedule 6.6.

         (l) Proceedings Satisfactory. All certificates, opinions and other documents to be delivered by the Company or Sellers and all other matters to be accomplished by the Company or Sellers prior to or at the Closing shall be satisfactory in the reasonable judgment of Publicker and Acquisition Sub and their counsel.

    (g) CONDITIONS TO THE COMPANY'S OBLIGATIONS.

         The obligations of the Company to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by the Company:

         (a) Opinion of Counsel. The Company shall have received from Publicker an opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to Publicker and Acquisition Sub, dated the Closing Date, in substantially the form of Exhibit D.

         (b) No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prohibits or delays consummation of any part of the Contemplated Transactions, or that will require any divestiture by Publicker as a result of the Merger.

         (c) Representations, Warranties and Agreements. (a) The representations and warranties of Publicker and Acquisition Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, (b) each of Publicker and Acquisition Sub shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing and (c) the Company shall have received a certificate to the foregoing effect signed by an authorized officer of each of Publicker and Acquisition Sub.

         (d) Litigation. No action or proceeding shall have been instituted by any Governmental Body and, at what would otherwise have been the Closing Date, remain pending to restrain or prohibit any part of the Contemplated Transactions or to seek any divestiture or to revoke or suspend any license, permit, order or approval by reason of any or all of the Contemplated Transactions; nor shall any Governmental Body have notified any party to this Agreement or any of their respective Affiliates that consummation of any part of the Contemplated Transactions would constitute a violation of the laws of any jurisdiction or that it intends to commence an action or proceeding to restrain or prohibit any part of the Contemplated Transactions or to require such divestiture, revocation or suspen-sion; unless, in either such case, such Governmental Body shall have withdrawn such notice and abandoned such action or proceeding.

         (e) Employment Agreements. The Surviving Corporation shall have entered into an employment agreement with each of Marc
         Postlewaite, Kim Vogel, Steve Ewald and Vince Poole substantially in the form of Exhibit C.

         (f) Option Agreements. Publicker shall have delivered to each of the individuals set forth on Schedule 5.6 an option to purchase the number of Publicker Shares set forth opposite their name on said schedule pursuant to a stock option agreement substantially in the form of Exhibit E-2.

         (g) Shareholder Approval. The requisite number of shareholders of the Company under the FBCA shall have approved this Agreement and the Contemplated Transactions in accordance with the FBCA, after their receipt of private placement materials or other information that Publicker determines are necessary for the Contemplated
         Transactions to comply with applicable securities laws.

         (h) Proceedings Satisfactory. All certificates, opinions and other documents to be delivered by Publicker and Acquisition Sub and all other matters to be accomplished by Publicker and Acquisition Sub prior to or at the Closing shall be satisfactory in the reasonable judgment of the Company and its counsel.

    (h) REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MANAGEMENT SELLERS.

         The Company and Management Sellers hereby jointly and severally represent and warrant to Publicker and Acquisition Sub as follows:

         (a) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation. The Company (a) has all requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted and (b) is qualified to do business as a foreign corporation in each jurisdiction set forth in Schedule 6.1. Neither the location of its property nor the conduct of its business requires the Company to be qualified to do business as a foreign corporation in any state, other than those in which it is so qualified, where the failure to so qualify would have a Material Adverse Effect. The Company has delivered to Publicker true and complete copies of the articles or certificate of incorporation and bylaws of the Company.

             (b)  Capitalization of the Company; Subsidiaries.

              (a) The authorized capital stock of the Company consists of 10,000,000 shares of common stock, no par value per share, of which 6,367,765.06 shares are issued and outstanding.
              The outstanding Company Shares have been duly authorized and validly issued and are fully paid and nonassessable and are owned of record and, to the knowledge of Management Sellers, beneficially as shown on Schedule 6.2(a). The outstanding Company Shares were issued in conformity with applicable laws and not in violation of any preemptive rights of any Person.

              (b) The Company does not have and has never had any Subsidiaries.

              (c) Except as set forth on Schedule 6.2(c), there are no outstanding subscriptions, options, rights, warrants, con-vertible securities or other agreements (other than this Agreement) or calls, demands or commitments of any kind relating to the issuance, sale or transfer of any capital stock of the Company. None of the items set forth on
              Schedule 6.2(c) will survive the Closing.

             (c)  Authority; Absence of Conflict.

              (a) The Company has full corporate authority to execute, deliver and perform this Agreement and each other agreement, document or instrument required to be delivered by it hereby or in connection herewith (collectively, the "Company
              Documents") and to consummate the Contemplated Transactions.
              The execution, delivery and performance by the Company of the Company Documents and the consummation of the Contemplated Transactions has been duly authorized by the board of directors of the Company and, on the Closing Date, will be duly authorized by the shareholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the Company Documents or the Contemplated Transactions. This Agreement has been, and each other Company Document when executed and delivered in accordance with this Agreement will be, duly executed and delivered by the Company. This Agreement constitutes, and each of the other Company Documents when executed and delivered in accordance with this Agreement will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

              (b) Neither the execution and delivery of the Company Documents, nor the consummation of the Contemplated Transactions will
              (i) violate, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or provide the basis of termination of, or cause the acceleration of the performance required by, any agreement, commitment or instrument to which the Company is a party or by which any of its prop-erties or assets is bound or (ii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to the Company, or (iii) result in any Encumbrance upon any of the properties or assets of the Company under any agreement, commitment or instrument to which the Company is a party or by which the Company or any of its properties or assets may be bound, or (iv) violate or be in conflict with any provision of the certificate or articles of incorporation or bylaws of the Company.

         (d) Consents and Approvals. Schedule 6.4 lists (i) all consents, approvals and authorizations of, and declarations, filings and registrations with, any Governmental Body and (ii) all consents of other Persons (including, but not limited to, any party to a lease or other agreement or commitment of the Company), which are required by or on behalf of the Company in connection with the execution, delivery and performance of the Company Documents or the consummation of the Contemplated Transactions.

         (e)  Financial Statements.  The Company has delivered to Publicker
         (a) an unaudited balance sheet of the Company at December 31, 1997, and the related unaudited profit and loss statement for the fiscal year then ended and (b) an unaudited balance sheet of the Company at August 31, 1998, and the related unaudited profit and loss statement for the nine months then ended (collectively the "Financial Statements"). The Financial Statements have been prepared on a modified cash basis and fairly present the financial position of the Company at the respective dates thereof and for the periods referred to therein, subject to the exceptions set forth on Schedule 6.5.

         (f)  Accounts Receivable.  The accounts receivable of the Company
         (a) are bona fide accounts receivable created in the ordinary and usual course of business in connection with bona fide transactions and consistent with past practice, (b) as of August 31, 1998, except as set forth on Schedule 6.6, are current and (c) have been properly accrued in accordance with GAAP and any reserves or allowances for doubtful accounts have been properly accrued in accordance with GAAP.

         (g) Title to Property; Encumbrances. The Company owns no real property other than the facilities identified on Schedule 6.7.
         The Company has good and marketable title to such facilities, free of any Encumbrances other than Permitted Encumbrances. The Company has delivered or made available to Publicker true and complete copies of the deeds and other instruments by which the Company acquired such real property and all title insurance policies, opinions, abstracts and surveys which relate to such real property and are in the possession of the Company. Except for Permitted Encumbrances, the Company has good title to all of the material personal property reflected as being owned by it on the balance sheets included in the Financial Statements (except for personal property sold or otherwise disposed of since the dates of such balance sheets (as applicable) in the ordinary course of business). As used herein, "Permitted Encumbrances" means (a) those Encumbrances disclosed on the balance sheets included in the Financial Statements or the notes thereto;
         (b) statutory liens for current taxes or assessments not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings (a list of all such proceedings as of the date of this Agreement being included on Schedule 6.7);
         (c) mechanics', carriers', workers', repairmen's and other similar liens arising or incurred in the ordinary course of business with respect to charges not yet due and payable; (d) recorded easements for public utilities serving the Company's real property;
         (e) zoning, building and other similar restrictions; and (f) such other Encumbrances, if any, which do not materially detract from the value of or interfere with the present use, or any use presently anticipated by the Company, or materially and adversely affect the marketability of the property subject thereto or affected thereby.

         (h) Leased Property. Schedule 6.8 sets forth a true and complete list of, and the Company has delivered or made available to Publicker true and complete copies of, each lease under which the Company is a lessee or lessor (other than leases for personal property having a value per item or aggregate payments of less than $10,000 per annum). There is not, with respect to any such lease, any existing event of default, or event which (with notice or lapse of time or both) would constitute an event of default, on the part of the Company, and the Company has not received any written notice of any such event. The Company enjoys peaceful and undisturbed possession under each such lease. None of the rights of the Company under any lease set forth on Schedule 6.8 will be subject to termination or modification and no consent or approval of any third party is required under such leases as a result of the consummation of the Contemplated Transactions.

             (i)  Intellectual Property Rights.

              (a) Schedule 6.9(a) contains a true and complete list of all Intellectual Property (as defined in clause (m) below), including without limitation, applications, filings and registrations with or in any Governmental Body having jurisdiction over such subject matter. All such applications, filings and registrations have been duly filed, and those registrations which have issued are validly existing and in full force and effect and all required maintenance and annuity fees have been paid in full. With respect to all U.S. registered service and trademarks,
              Section 8 and 15 declarations, where applicable, have been timely filed and accepted. No service or trademarks listed on Schedule 6.9(a) have been abandoned.

              (b) Except as specifically set forth on Schedule 6.9(b), the Company has good and marketable title to all Intellectual Property and Technology (as defined in clause (m) below), free and clear of all Encumbrances and without payment of any royalties, license fees or other amounts.

              (c) Except as specifically set forth on Schedule 6.9(c), (i) there are no licenses, agreements, obligations or other commitments by which the Company may be bound from or with third parties under which the Company uses, has the right to use or exercises any rights with respect to any Intellectual Property or Technology and (ii) there are no judicial orders, decrees, judgments or stipulations restricting the Company's use or right to use any Intellectual Property or Technology.

              (d) Except as set forth on Schedule 6.9(d), the Company has not received (and the Company has no knowledge of) any notice, claim or allegation from any other party challenging the right of the Company to use, possess, transfer, convey or otherwise dispose of any Intellectual Property or Technology. Except as set forth on Schedule 6.9(d), there is no interference, opposition, cancellation, reexamination or other contest proceeding, action, claim, dispute or claim of infringement, misappropriation or other violation of any intellectual property or other proprietary rights of any other party. The Company's use of the Intellectual Property and Technology, past and present, has not and does not violate or infringe upon the rights of any other party or constitute a breach of any agreement, obligation, promise or commitment by which the Company may be bound or constitute a violation of any laws, regulations, ordinances, codes or statutes in any jurisdiction.

              (e) Except as set forth on Schedule 6.9(e), no licenses or other rights have been granted and the Company has no obligation to grant licenses with respect to any Intellectual Property or Technology. No claims have been made by or against the Company of any violation or infringement by others of any rights with respect to any Intellectual Property or Technology. The Company is not aware of any such claim which the Company may have the right or a reasonable basis to make or assert.

              (f) Except as set forth on Schedule 6.9(f), the Intellectual Property and Technology includes all rights and interests necessary to conduct the business of the Company as it is currently conducted, and such rights will not be adversely affected by the Company or any other party claiming under or through the Company or otherwise in connection with or arising from the execution and delivery of this Agreement or the Contemplated Transactions.

              (g) To the knowledge of the Company, all statements and representations made by the Company in any pending
              Intellectual Property applications, filings and registrations were true in all material respects as of the time they were made.

              (h) To the knowledge of the Company, all documentation, specifications, designs and other informational materials which describe the operation, functions and technical characteristics applicable to the Intellectual Property and Technology are true and complete and faithfully and accurately reflect the Intellectual Property and Technology to which same relates.

              (i) To the knowledge of the Company, the Company has taken all actions reasonably necessary to ensure that (I) there are no protections, encryption, security or lock-out devices, whether triggered by the passage of time, the use or operation of the Intellectual Property and Technology, remotely or otherwise which might in any way interrupt, discontinue or otherwise adversely affect the Intellectual Property and Technology or the Company's use thereof; and
              (II) there are no so-called computer viruses, worms, trap or back doors, Trojan horses or any other instructions, codes, programs, data or materials which could improperly, wrongfully and/or without the authorization of the Company, interfere with the operation or use of the Intellectual Property and Technology.

              (j)  To the knowledge of the Company, except as set forth in
              Schedule 6.9(j), (i) all authorship in the computer software, documentation, software design, technical and functional specifications created by the Company and used in products or services created by the Company (excluding software owned by others that is part of hardware purchased by the Company for use in its products or services) is original and (ii) all computer software and related documentation manuals contained or used in products of (including, without limitation, documentation and product and user manuals) or services provided by the Company are owned by or licensed to the Company and such licenses provide the Company with the right to sublicense or otherwise authorize use of the licensed subject matter to their customers and authorized third party users.

              (k)  To the knowledge of the Company, except as set forth in
              Schedule 6.9(k), (i) all computer software created by employees of the Company within the scope of their employment by the Company and used in Company products or services and all original copyrightable authorship therein is owned by the Company; (ii) all rights in all inventions and discoveries made, written, developed or conceived by current or former employees, independent contractors or consultants of the Company during the course of their employment (or other retention) by the Company and material to the business of the Company or made, written, developed or conceived with the use or assistance of the Company's facilities or resources and which are the subject of one or more patents or applications for patents have been assigned in writing to the Company; (iii) the policy of the Company requires each employee of the Company to sign documents confirming that he or she assigns to the Company all Intellectual Property and Technology rights made, written, developed or conceived by him or her during the course of his or her employment (or other retention) by the Company and relating to the business of the Company or made, written, developed or conceived with the use or assistance of the Company's facilities or resources to the extent that ownership of any such Intellectual Property or Technology rights does not vest in the Company by operation of law, and to the extent that any employee of the Company has not executed such documents, the Company will require such employee to execute such documents at or before the Closing; and (iv) all Intellectual Property and Technology rights made, written, developed or conceived by each employee, independent contractor or consultant of the Company during the course of his or her employment (or other retention) by the Company and material to the business of the Company have been assigned or licensed to the Company.

              (l) Except as set forth in Schedule 6.9(l), the Company believes that it has taken all reasonable and practicable steps to protect and preserve the confidentiality of all Intellectual Property and Technology not subject to copyright or patent ("Confidential IP Information"). The Company believes that all use by the Company of Confidential IP Information not owned by the Company has been and is pursuant to the terms of a written agreement between the Company and the owner of such Confidential IP Information, or is otherwise lawful.

              (m) "Intellectual Property" shall mean all intellectual property rights, common law, statutory or otherwise, domestic and foreign, including, without limitation, patents (including all reissues, divisions, continuations and extensions), service marks, trademarks, trade names, brand, product and service names, and all logos and distinctive identifications of the Company, its products and services, copyrights and mask works as well as all applications for any and all of the foregoing, licenses and other contractual rights and other such property and intangible rights owned, used or held for use by the Company, together with the goodwill of the business of the Company in connection with all of the foregoing. "Technology" shall mean all formulae, algorithms, processes, methods, procedures, designs, ideas, strategic and other business plans, research records, inventions and all records of the foregoing, test, engineering and technical data, know-how, proprietary information and methodologies, trade secrets, technology, communications and associated peripheral devices and resources, computer software, programs and code, both object and source, in whatever form and media, all databases, specifications and other information processing tangible and intangible items, owned, used or held for use by the Company with respect to the business of the Company.

             (j)  Buildings, Plants and Equipment.

              (a) The buildings, plants and structures of the Company are adequate for the uses to which they are being put. The personal property owned or leased by the Company is adequate and in a condition sufficient to permit the Company to conduct its business in the same manner as it is conducted on or has been conducted prior to the date of this Agreement.

              (b) The Company has not received notification since January 1, 1996 that the Company is in violation of any applicable building, zoning, health or other law, ordinance or regulation (other than those covered by Section 6.21) in respect of its buildings, plants or structures or their operation, and there exists no such violation which could reasonably be expected to interfere with the present use of the buildings, plants or structures.

         (k) Rights and Assets Sufficient. The rights, properties and assets owned by or leased or licensed to the Company include all rights, properties and other assets necessary to permit the Company to conduct its business in the same manner as it is conducted on, or has been conducted immediately prior to, the date of this Agreement.

         (l) Books and Records. The books and records of the Company, all of which have been made available to Publicker, set forth in all material respects transactions affecting the Company, and such books and records have been properly kept and maintained and are complete and correct.

         (m) Litigation. There is no investigation by any Governmental Body of which Management Sellers are aware or any Proceeding pending or, to the knowledge of Management Sellers, threatened by or on behalf of any Governmental Body or Person against the Company or its business or assets. To the knowledge of Management Sellers, no basis exists for any such Proceeding. There are no existing judgments, orders, writs, injunctions, awards or decrees of any court or other Governmental Body against the Company or its business or assets.

         (n)  Tax Matters.  Except as otherwise disclosed on Schedule 6.14:

                   (a) The Company has, at all times since its formation, qualified as an S corporation (as defined under Section 1361(a)(1) of the Code) for federal, state and local tax purposes and has timely and properly made all elections necessary to obtain (or retain) such S corporation status. The Company has timely filed or caused to be timely filed all Tax Returns that are or were required to be filed by or with respect to it pursuant to applicable legal requirements. All such Tax Returns are true, correct and complete.
                   Management Sellers have delivered or made available to Publicker copies of, and Schedule 6.14(a) contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed since December 31, 1994. The Company has paid all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company, except such Taxes, if any, as are listed on Schedule 6.14(a) and are being contested in good faith and as to which adequate reserves have been provided in the audited balance sheet included in the Financial Statements. The Company has not been a member of a group of corporations and has not owned 80 percent or more of any shares of stock of any other corporation.

                   (b) The Tax Returns of the Company have been audited by the Internal Revenue Service or other relevant Governmental Body or are closed by the applicable statute of limitations for all taxable years through December 31, 1994. Schedule 6.14(b) contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit.
                   No adjustments have been proposed with respect to the Tax Returns filed by the Company for all taxable years since December 31, 1994. None of Sellers or the
                   Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes by it or for which it may be liable.

                   (c) The charges, accruals, and reserves with respect to Taxes on the books of the Company are adequate and are at least equal to the Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the audited balance sheet included in the Financial Statements. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by legal requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body.

                   (d) There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

                   (e) No property of the Company (i) is subject to a tax benefit transfer lease subject to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code, or (iii) secures any debt the interest on which is exempt from tax under Section 103 of the Code.

                   (f) The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

                   (g) There is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or former independent contractor of the Company that could give rise to the payment of any amount that could not be deductible pursuant to Section 280G of the Code.

                   (h) The Company (i) has complied with all applicable legal requirements relating to information reporting with respect to payments made to third parties and the withholding of and payment of withheld Taxes, (ii) has timely withheld from employee wages and other payments and paid over to the proper Governmental Bodies all amounts required to be so withheld and paid over for all periods under all applicable legal requirements, and (iii) has duly collected and remitted any sales, value-added and similar Taxes required to be collected and remitted.

                   (i) There are no pending, proposed, or, to the knowledge of Management Sellers, threatened, audits, judicial proceedings, assessments or deficiencies with respect to Taxes of the Company. There is no pending, proposed, or, to the knowledge of Management Sellers, threatened, claim by any Governmental Body in any jurisdiction in which any of the Sellers or the Company does not pay Taxes or file Tax Returns that any such Seller or the Company is required to pay
                   Taxes or file Tax Returns.

                   (j) The Company has not and is not required to make any adjustment under Section 481(a) of the Code or any comparable provision of state, local or foreign law.

                   (k)  The Company is a "United States Person," as defined in
                   Section 7701(a)(30) of the Code.

                   (l) No liens for Taxes exist with respect to the assets, income or operations of the Company.

                   (m) Except as set forth on Schedule 6.14(m), the Company does not have in effect any tax election for federal income tax purposes under Section 108, 168, 338, 441, 471, 1017, 1033, 1502 or 4977 of the Code.

         (o) Absence of Certain Changes or Events. Except as contemplated by this Agreement and except as set forth on Schedule 6.15, the Company has not, since December 31, 1997:

                   (a) declared or paid any dividend or made any other payment or distribution in respect of its capital stock;

                   (b) purchased, redeemed, issued, sold or otherwise acquired or disposed of, either directly or indirectly, any of its capital stock or reclassified, split up or otherwise changed any of its capital stock or granted or entered into any options, warrants or calls or other rights to purchase or convert any obligation into any of its capital stock;

                   (c) amended its articles or certificate of incorporation or bylaws;

                   (d) borrowed any funds or incurred, assumed or acquired any obligation or liability (contingent or otherwise) in the individual amount of more than $10,000 or in the aggregate amount of more than $10,000;

                   (e) paid, discharged or satisfied any claim, liability or obligation in excess of $10,000 (whether fixed or contingent), other than in the ordinary course of business, or failed to pay or otherwise satisfy any material claims, liabilities or obligations on a basis and within the time consistent with past practice;

                   (f) made any loans, advances or capital contributions to, or investments in, any Person in the individual amount of more than $10,000;

                   (g) settled any Proceeding against the Company or its business or assets for an amount in excess of $10,000;

                   (h) except for adjustments made in the ordinary course of business, canceled or compromised any debts or claims, or waived or released any rights which, in the aggregate, exceed $10,000;

                   (i) sold, assigned, transferred, conveyed, leased, pledged, encumbered or otherwise disposed of or agreed to sell, assign, transfer, convey, lease, pledge or otherwise dispose of any material portion of its assets or properties, or any other material right, except for sales of inventory in the ordinary course of business;

                   (j) damaged, destroyed or lost any asset or property of the Company, whether or not covered by insurance, where such damage, destruction or loss could reasonably be expected to have a Material Adverse Effect;

                   (k) transferred or granted any right under any patent, registered trademark, trade name, copyright (including any pending application therefor), service mark, trade secret, license or other intellectual or industrial property right owned or used by it in its business;

                   (l) made or granted any increase in the compensation of its employees or directors, or entered into any employment, severance or similar agreement with any of its directors or employees;

                   (m) purchased or entered into any material transaction, contract or commitment to purchase raw materials or supplies other than in the ordinary course of business;

                   (n) granted or extended any power of attorney or acted as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person other than through endorsements of negotiable instruments in the ordinary course of business;

                   (o) written off or been required by GAAP to write off any accounts receivable in excess of $10,000 in the aggregate;

                   (p) written down or been required by GAAP to write down inventory in excess of $10,000 in the aggregate;

                  (q)  merged or consolidated with or into any other Person;
                   or

                  (r)  agreed or otherwise committed, whether in writing or
                   otherwise, to do any of the foregoing.

             (p)  Labor.

              (a) Except as set forth in Schedule 6.16(a), the Company is not conducting its business in violation of any applicable statute, law, regulation or rule of any Governmental Body relating to employment or labor, including, without limitation, those statutes, laws, regulations or rules relating to wages, hours, labor relations, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and the payment and withholding of Taxes. Except as set forth in Schedule 6.16(a), no union or other collective bargaining unit has been certified as representing any of the employees of the Company nor has the Company agreed to recognize any union or other collective bargaining unit. Except as set forth in Schedule 6.16(a), there are no labor disputes pending or, to the knowledge of Management Sellers, threatened, involving strikes, work stoppages, slowdowns or lockouts. There are no grievance proceedings, claims of unfair labor practices or representation election petitions filed or, to the knowledge of Management Sellers, threatened to be filed with the National Labor Relations Board against the Company. To the knowledge of Management Sellers, there is no union representation or organizing effort pending or threatened against the Company.

              (b) Schedule 6.16(b) lists all employees of the Company, including such employees' names, job title and current compensation.

             (q)  Employee Benefits; ERISA.

              (a)  Except as set forth in Schedule 6.17(a), the Company
              (i) does not maintain or contribute to or have any obligation with respect to, and none of the employees of the Company are covered by, any bonus, deferred compensation, severance pay, pension, profit-sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice, written or otherwise, or any other "employee benefit plan," as defined in
              Section 3(3) of ERISA, whether formal or informal (collectively, "Plans"), and (ii) is not a party to any contract for the employment of any employee of the Company or any other person who renders services to the Company. None of the Plans is a "multiemployer plan," as defined in
              Section 3(37) of ERISA, (a "Multiemployer Plan") or a funded welfare benefit plan, as defined in Section 419 of the Code. The Company does not have any agreement or commitment to create any additional Plan, enter into any additional employment agreement or to modify or change any existing Plan or employment agreement.

              (b) With respect to each Plan, the Company has heretofore delivered or made available to Publicker true, correct and complete copies of (i) all documents which comprise the most current version of each of such Plan, including any related trust agreements, insurance contracts, or other funding or investment agreements and any amendments thereto, and
              (ii) with respect to each Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA, (A) the two most recent Annual Reports (Form 5500 Series) and accompanying schedules for each Plan for which such a report is required,
              (B) the most current summary plan description (and any summary of material modifications), (C) the two most recent certified financial statements for each of the Plans for which such a statement is required or was prepared, (D) the Forms PBGC-1 filed in each of the two most recent plan years for each of the Plans for which such form was required to be filed, and (E) for each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code, the current Internal Revenue Service determination letter issued with respect to such Plan. Except as set forth in
              Schedule 6.17(b), none of the Plans has been or will be amended prior to the Closing Date.

              (c) The Company has performed and complied in all material respects with all of its obligations under and with respect to the Plans and each of the Plans has, at all times, in form, operation and administration complied in all material respects with its terms, and, where applicable, the requirements of all applicable laws. Each Plan which is intended to be "qualified" within the meaning of
              Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of Management Sellers, nothing has occurred which reasonably could be expected to adversely affect such qualified status.

              (d) There are no unpaid contributions due prior to the date hereof with respect to any Plan that are required to have been made under the terms of the Plan or any applicable law. With respect to each plan subject to Section 412 of the Code maintained for employees of the Company or any of its ERISA Affiliates, there has occurred no failure to meet the minimum funding standards of Section 412 of the Code (whether or not waived in accordance with Section 412(d) of the Code) or failure to make by its due date a required installment under Section 412(m) of the Code.

              (e) With respect to each "employee pension benefit plan," as defined in Section 3(2) of ERISA, in which the Company or any of its ERISA Affiliates participates or has participated at any time in the last five years (i) neither the Company nor any of its ERISA Affiliates has withdrawn from such plan during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA, where such withdrawal could result in liability of such substantial employer pursuant to Section 4062(e) or 4063 of ERISA, (ii) neither the Company nor any of its ERISA Affiliates has filed a notice of intent to terminate any such plan or adopted any amendment to treat any such plan as terminated,
              (iii) the Pension Benefit Guaranty Corporation ("PBGC") has not instituted proceedings to terminate any such plan, (iv) no other event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan, (v) no accumulated funding deficiency, whether or not waived, exists with respect to any such plan, and no condition has occurred or exists which by the passage of time would be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such plan, (vi) all required premium payments to the PBGC have been paid when due, (vii) no reportable event, as described in Section 4043 of ERISA, has occurred with respect to any such plan, other than reportable events for which the notice requirements have been waived by regulation, and (viii) no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made.

              (f) With respect to each Plan that is subject to the provisions of Title I, Subtitle B, Part 3 of ERISA, (i) the actuarial present value (based on the actuarial assumptions used in the most recent actuarial valuation) of vested and nonvested "benefit liabilities," as defined in Section 4001(a)(16) of ERISA, (calculated on a termination basis using assumptions promulgated by the PBGC and taking into account all contingent and subsidized benefits) of each such Plan, determined as of the most recent valuation date for each such plan, did not exceed the fair market value of the assets of such Plan as of such date, and (ii) since the most recent valuation date for each such Plan, there has been no amendment or change to such Plan that would increase the amount of benefit liabilities thereunder and, to the knowledge of Management Sellers, there has been no event or occurrence that would materially increase or decrease the value of such assets or liabilities.

              (g) The Company has no obligation to provide health benefits or other non-pension benefits to retired or other former employees, except as specifically required by Section 4980B of the Code or Part 6 of Title I of ERISA or as set forth on
              Schedule 6.17(g).

              (h) Neither the Company nor any other "disqualified person" or "party in interest," as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively, has engaged in any "prohibited transaction," as defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Plan, nor have there been any fiduciary violations under ERISA which could subject the Company (or any officer, director or employee thereof) to any material penalty or tax under
              Section 502(i) of ERISA or Sections 4971 and 4975 of the
              Code.

              (i)  Except as set forth in Schedule 6.17(i), with respect to any
              Plan: (i) no filing, application or other matter is pending with the Internal Revenue Service, the PBGC, the United
              States Department of Labor or any other Governmental Body,
              (ii) there is no action, suit or claim pending (nor, to the knowledge of Management Sellers, any basis for such a claim), other than routine claims for benefits, and
              (iii) there are no outstanding liabilities for taxes, penalties or fees.

              (j) The Company has not incurred any liability or taken any action and none of Management Sellers has any knowledge of any action or event that could cause any one of them to incur any liability (i) under Section 412 of the Code or Title IV of ERISA with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA), (ii) on account of a partial or complete withdrawal (as defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any Multiemployer Plan, or (iii) on account of unpaid contributions to any Multiemployer Plan.

              (k) Neither the execution and delivery of this Agreement by the Company or Sellers nor the consummation of any or all of the Contemplated Transactions by it will: (i) entitle any current or former employee of the Company to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee, or (iii) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" within the meaning of
              Section 280G of the Code.

         (r) Insurance. Schedule 6.18 sets forth a true, correct and complete list of all insurance policies of any kind or nature currently maintained by or on behalf of the Company and relating to its business and/or assets, indicating the type of coverage, name of insured, name of insurance carrier or underwriter, premium there-on, policy limits and expiration date of each policy. Management Sellers have delivered or made available to Publicker true and complete copies of such insurance policies. Such insurance policies provide, in the reasonable judgment of Management
         Sellers, adequate insurance coverage for the business and assets of the Company in light of present insurance market conditions.
         All such insurance policies are in full force and effect, and the Company is not in default with respect to its obligations under any such insurance policy. There are no retroactive or retrospective premium adjustments with respect to such insurance policies. The Company has not had any insurance coverage canceled or denied by any carrier or received any written notice of cancellation or nonrenewal by any carrier, in either case since January 1, 1995.

             (s)  Material Agreements.

              (a) Schedule 6.19 contains a true and complete list, and the Company has delivered or made available to Publicker true and complete copies, of the following agreements, contracts or instruments to which the Company is a party or by which the Company is bound (collectively, the "Material Agreements"):

                        (a) each contract that is executory in whole or in part and involves performance of services or delivery of goods or materials (A) by the Company of an amount or value in excess of $10,000 or (B) to the Company of an amount or value in excess of $10,000;

                        (b) each contract that is executory in whole or in part and was not entered into in the ordinary course of business and that involves expenditures or receipts of the Company in excess of $10,000;

                        (c) other than licensing agreements entered into in connection with product sales in the ordinary course of the Company's business, each licensing agreement or any other contract with respect to patents, trademarks, copyrights, or other Intellectual Property or Technology, including contracts with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property or Technology;

                        (d) each collective bargaining agreement and any other contract to or with any labor union or other employee representative of a group of employees;

                        (e) each joint venture, partnership, and any other contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company with any other Person;

                        (f) each contract containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person;

                        (g) each contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                        (h) each power of attorney that is currently effective and outstanding granted by and relating to the Company;

                        (i) each contract that is executory in whole or in part and involves capital expenditures in excess of $10,000;

                        (j) each written warranty, guaranty, and/or other similar undertaking with respect to contractual performance extended by the Company other than in the ordinary course of business;

                        (k) each contract with any employee, director or officer; and

                        (l) each contract relating to indebtedness of the Company for borrowed money and each contract relating to the guarantee by the Company of indebtedness of any Person for borrowed money.

              (b) Each of the Material Agreements is in full force and effect and constitutes a valid and binding obligation of the Company and, to the knowledge of Management Sellers, the other party thereto. The Company is not in breach or default thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the knowledge of Management Sellers, by any such other party. The Company has not received written notice of such a breach or default or event or condition.

             (t)  Compliance with Law; Licenses.

              (a) The operation of the business of the Company has been conducted in all respects in accordance with all applicable laws, regulations and other requirements of all Governmental Bodies. The Company has not since January 1, 1995 received any notification from any Governmental Body of any asserted present or past failure by it to comply with any such laws, regulations or other requirements.

              (b) The Company has obtained all licenses, permits, certificates, consents and approvals from Governmental Bodies (the "Licenses") that are necessary for the business and operations of the Company. All such Licenses are listed in Schedule 6.20(b) and are in full force and effect, and no written notice of any violation of any License has been received by the Company.

             (u)  Environmental Matters.

              (a) Except as set forth on Schedule 6.21(a), there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or, to the knowledge of Management Sellers, threatened against the Company relating in any way to Contamination of, or to any Release of any Hazardous Substance whether at, on, from or to, the Facilities or elsewhere, or to any violation of any Environmental Law.

              (b) Except as set forth on Schedule 6.21(b), no underground or aboveground tank which has been used to store any Hazardous Substance is, was during the Company's ownership, operation or possession of any of the Facilities or, to the knowledge of Management Sellers, was prior to the Company's ownership, operation or possession of any of the Facilities, located at any of the Facilities.

              (c) Except as set forth on Schedule 6.21(c), the Company has not committed any material violation of any requirement of any Environmental Law with respect to its activities.

              (d) Except as set forth on Schedule 6.21(d), there has been no Release of any Hazardous Substance at, on or to the Facilities or Release of any Hazardous Substance by the Company elsewhere.

              (e) Except as set forth on Schedule 6.21(e), no polychlorinated biphenyls (PCBs) or asbestos or other Hazardous Substance is present on or at, or is in any equipment or fixtures located on or at, the Facilities.

              (f) Management Sellers have delivered to Publicker true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by Management Sellers or the Company pertaining to Hazardous Substances in or on the Facilities or concerning compliance by Management Sellers or the Company with Environmental Laws.

         (v) Transactions with Related Parties. The Company is not a party to any contract, lease or commitment which, were the Company a "Registrant" under the Securities Act, would be required to be disclosed pursuant to Item 404(a) or (c) of Regulation S-K as promulgated by the Securities and Exchange Commission, and there are no loans outstanding to or from any Person specified in Item 404(a) from or to the Company.

         (w) Bank Accounts. Schedule 6.23 hereto sets forth a true, correct and complete list of the names and addresses of all banks and other financial institutions in which the Company maintains an account, deposit or safe-deposit box, together with the names of all persons authorized to draw on these accounts or deposits or to have access to these boxes.

         (x) No Brokers or Finders. Sellers and the Company have not, and their respective officers, directors or employees have not, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the Contemplated Transactions.

         (y) Year 2000 Compliance. The Company's Information Technology (as defined below) is designed to be used prior to, during, and after the calendar year 2000, and such Information Technology used during each such time period will accurately receive, provide and process date/time data (including calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap year calculations, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other Information Technology, used in combination with the Company's Information Technology, properly exchanges date/time data with it. For purposes of this Section 6.25, "Information Technology" shall mean computer software, computer firmware, computer hardware (whether general or specific purpose), and other similar or related items of automated, computerized, and/or software systems.

         (z)  Absence of Undisclosed Liabilities.  Except as set forth on
         Schedule 6.26, the Company does not have any liabilities or obligations (whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due) other than those liabilities and obligations (a) set forth or adequately provided for in the audited balance sheet included in the Financial Statements, (b) not required to be set forth in such balance sheet under GAAP or (c) incurred since the date of such balance sheet in the ordinary course of business consistent with past practice.

         (aa) No Material Adverse Change. Since the date of the audited balance sheet included in the Financial Statements, there has not been any Material Adverse Effect and no event has occurred and no condition exists which could reasonably be expected to result in a Material Adverse Effect.

         (bb) Disclosure. No representation or warranty of the Company or Management Sellers in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

         (cc) Knowledge Defined. As used in this Section 6, "knowledge of Management Sellers" means the actual knowledge of Management Sellers and "knowledge of the Company" means the actual knowledge of Marc Postlewaite, Kim Vogel and Ron Smith, Esq., intellectual property counsel to the Company.

    (i) REPRESENTATIONS AND WARRANTIES OF SELLERS.

         Each Seller hereby severally and not jointly represents and warrants, with respect to only such Seller, to Publicker and Acquisition Sub as follows:

         (a) Organization and Good Standing. With respect to a Seller that is a corporation, such Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation. With respect to a Seller that is a partnership, such Seller is a partnership duly formed, validly existing and in good standing under the laws of the State of its formation. Each Seller (other than a natural person) has delivered to Publicker true and complete copies of its certificate or articles of incorporation, by-laws, certificate of partnership, partnership agreement, declaration of trust or other organizational documents.

         (b) Authority. Each Seller (other than a natural person) has full corporate, partnership or trust (as the case may be) authority to execute, deliver and perform this Agreement and each other agreement, document or instrument required to be delivered by it hereby or in connection herewith (collectively, the "Seller Documents") and to consummate the Contemplated Transactions. Each Seller (including a trustee of a trust that is a Seller) that is a natural person has the right, capacity and all requisite authority to execute, deliver and perform the Seller Documents and to consummate the Contemplated Transactions. The execution, delivery and performance by each Seller (other than a natural person or a trust) of the Seller Documents and the consummation of the Contemplated Transactions has been duly authorized by all necessary corporate or partnership (as the case may be) action of such Seller. This Agreement has been, and each other Seller Document when executed and delivered in accordance with this Agreement will be, duly executed and delivered by each Seller.
         This Agreement constitutes, and each of the other Seller Documents when executed and delivered in accordance with this Agreement will constitute, a valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms.

         (c) Absence of Conflict. Neither the execution, delivery or performance of the Seller Documents nor the consummation of the Contemplated Transactions will (a) violate any provision of the certificate or articles of incorporation, bylaws, certificate of partnership, partnership agreement, declaration of trust or other organizational document of each Seller (other than a natural person) or (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to each Seller.

         (d) Title to Company Shares. All of the Company Shares beneficially owned by each Seller are set forth opposite such Seller's name on
         Schedule 6.2(a). Each Seller has good and valid title to the Company Shares set forth opposite its name on Schedule 6.2(a) and owns beneficially and of record such Company Shares free and clear of all Encumbrances.

         (e)  Investment Representations.

              (a) Each Seller who is identified on Schedule 7.5 as an "Accredited Investor" is an "Accredited Investor" within the meaning of Rule 501 under the Securities Act, and each Seller who is identified on Schedule 7.5 as not being an "Accredited Investor" has, alone or with its "Purchaser Representative(s)" (within the meaning of Rule 501 under the Securities Act) identified on Schedule 7.5, such knowledge and experience in financial and business matters that such Seller is capable of evaluating the merits and risks of an investment in the Merger Consideration.

              (b) The Merger Consideration to be received by each Seller pursuant to this Agreement will be held by such Seller for its own account for the purpose of investment and not with a present view to or for sale in connection with any distribution thereof.

              (c) The information furnished by each Seller in the investor questionnaire delivered to Publicker prior to the date of this Agreement was true and complete as of the date of such questionnaire and is currently true and complete.

              (d) Each Seller's financial position is such that it can afford to bear the economic risk of holding the Merger
              Consideration it receives pursuant to this Agreement for an indefinite period of time, and each Seller can afford to suffer the complete loss of its investment in such Merger Consideration.

              (e) Each Seller has been provided an opportunity to ask questions of, and has received answers thereto satisfactory to such Seller from, Publicker and its representatives regarding the business and affairs of Publicker and such other information as it desired in order to evaluate an investment in the Merger Consideration.

              (f) Each Seller understands that the shares comprising the Merger Consideration to be received by it pursuant to this Agreement have not been registered under the Securities Act or applicable state securities laws in reliance upon specific exemptions from registration thereunder. Each Seller agrees that the Merger Consideration to be received by it pursuant to this Agreement may not be sold, offered for sale, exchanged, transferred, pledged or otherwise disposed of except pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act and in compliance with state securities laws, and the shares comprising the Merger Consideration will bear a legend to such effect.

              (g) For purposes of this Section 7.5, the term "Merger Consideration" refers only to the Merger Consideration consisting of Publicker Shares and includes any additional Publicker Shares issuable in lieu of any fractional
              Publicker Shares issuable as part of the Merger
              Consideration.

         (f) Tax Matters. No Seller is a foreign person subject to withholding under Section 1445 of the Code and the regulations promulgated thereunder.

    (j) REPRESENTATIONS AND WARRANTIES OF PUBLICKER.

         Publicker hereby represents and warrants to the Company and Sellers as follows:

         (a) Organization and Good Standing. Each of Publicker and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Publicker and Acquisition Sub (a) has all requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted and (b) is qualified to do business as a foreign corporation in each jurisdiction set forth in Schedule 8.1. Neither the location of its property nor the conduct of its business requires Publicker or Acquisition Sub to be qualified to do business as a foreign corporation in any state, other than those in which it is so qualified, where the failure to so qualify would have a materially adverse effect on the business, operations, results of operations or financial condition of Publicker and its Subsidiaries taken as a whole.

         (b)  Capitalization of the Company.

              (a) The authorized capital stock of Publicker consists of (i) 40,000,000 shares of common stock, $0.10 par value per share, of which 13,291,597 shares are issued and outstanding as of September 30, 1998, (ii) 136,566 shares of preferred stock, without par value, of which no shares are issued and outstanding as of September 30, 1998 and (iii) 1,000,000 shares of Class A preferred stock, without par value, of which no shares are issued and outstanding as of September
              30, 1998. The Publicker Shares comprising the Merger Consideration and any additional Publicker Shares issuable in lieu of any fractional Publicker Shares issuable pursuant to this Agreement have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued and fully paid and nonassessable and will be issued in conformity with applicable laws and not in violation of any preemptive rights of any Person. Upon delivery to Sellers of the Publicker Shares comprising the Merger Consideration or any additional Publicker Shares issuable in lieu of any fractional Publicker Shares issuable pursuant to this Agreement in accordance with this Agreement, Sellers will acquire such Merger Consideration or such additional Publicker Shares free and clear of all Encumbrances.

              (b) Except as set forth on Schedule 8.2, as of September 30, 1998 there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements (other than this Agreement) or calls, demands or commitments of any kind relating to the issuance, sale or transfer of any capital stock of Publicker.

         (c) Authority Relative to Agreement; Compliance with Other Instruments; Absence of Conflict. Each of Publicker and Acquisition Sub has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each agreement, document or instrument required to be delivered by it hereby or in connection herewith (collectively, the "Publicker Documents"). The execution, delivery and performance by Publicker and Acquisition Sub of each of the Publicker Documents to which it is a party, and the consummation by Publicker and Acquisition Sub of the Contemplated Transactions, have been duly authorized by all necessary corporate action on the part of Publicker and Acquisition Sub and (a) do not require the consent, waiver, approval, permit, license or authorization of, or any declaration or filing with, any Person or other Governmental Body, (b) do not violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Publicker or Acquisition Sub,
         (c) do not violate, conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or provide the basis of termination of, or cause the acceleration of the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of Publicker or Acquisition Sub under, any material agreement, commitment or instrument to which Publicker or Acquisition Sub is a party or by which any of its assets or properties may be bound and (d) do not violate or conflict with any provision of the articles or certificate of incorporation or bylaws of Publicker or Acquisition Sub.

         (d) Binding Agreement. This Agreement has been, and each other Publicker Document (to which it is a party) when executed and delivered in accordance with this Agreement will be, duly executed and delivered by Publicker and Acquisition Sub. This Agreement constitutes, and each such other Publicker Document when executed and delivered in accordance with this Agreement will constitute, legal and valid obligations of Publicker and Acquisition Sub enforceable against each of them in accordance with their terms.

         (e) Litigation. There is no legal, administrative, arbitral or other proceeding by or before any Governmental Body pending or, to the knowledge of Publicker, threatened against Publicker or Acquisition Sub, nor to the knowledge of Publicker is there any pending investigation by any Governmental Body, which would give any third party the right to enjoin or rescind the Contemplated Transactions or otherwise prevent Publicker or Acquisition Sub from complying with the terms and provisions of this Agreement.

         (f) No Brokers or Finders. Neither Publicker, Acquisition Sub nor any of their officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the Contemplated Transactions.

         (g) Reports. Publicker has furnished to the Company a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filings filed with the Securities and Exchange Commission by Publicker since January 1, 1998, and, prior to the Closing Date, Publicker will have furnished the Company with true and complete copies of any additional statements, reports and documents filed with the Securities and Exchange Commission by Publicker prior to the Closing Date (collectively, the "Publicker SEC Documents"). All documents required to be filed as exhibits to the Publicker SEC Documents have been filed. The Publicker SEC Documents include all statements, reports and documents required to be filed by Publicker pursuant to the Exchange Act and the Securities Act. As of their respective filing dates, the Publicker SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and none of the Publicker SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Publicker SEC Document. The financial statements of Publicker and its Subsidiaries, including the notes thereto, included in the Publicker SEC Documents (the "Publicker Financial Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Securities and Exchange Commission with respect thereto as of their respective dates (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the Securities and Exchange Commission). The Publicker Financial Statements fairly present the consolidated financial condition, operating results and cash flows of Publicker and its Subsidiaries at the dates and during the periods indicated therein in accordance with GAAP (subject, in the case of unaudited statements, to normal recurring year-end adjustments and the absence of notes.

         (h) Disclosure. No representation or warranty of Publicker in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

         (i) Knowledge Defined. As used in this Section 8, "knowledge" of Publicker means the actual knowledge of James Weis and Antonio DeLise.

    (k) FURTHER AGREEMENTS OF THE PARTIES.

         (a) Expenses. Publicker, the Company and Sellers shall bear their own respective expenses incurred in connection with all obligations required to be performed by each of them under this Agreement; provided, however, the Surviving Corporation shall bear the reasonable fees and disbursements of counsel to the Company and Sellers which shall not exceed in the aggregate more than $31,575 (unless a higher amount is approved by Publicker).

         (b)  Access Prior to the Closing.

              (a) Between the date of this Agreement and the Closing Date, Management Sellers shall, and shall cause the Company to,
              (i) give Publicker and its authorized representatives full and complete access to all properties, personnel, facilities and offices of the Company and to the books and records of the Company (and permit Publicker to make copies thereof),
              (ii) permit Publicker to make inspections thereof, (iii) cause its officers and employees to furnish Publicker with such financial information and operating data and other information with respect to the business and properties of the Company other than proprietary formulations and processes, and to discuss with Publicker and its authorized representatives the affairs of the Company, all as Publicker may from time to time reasonably request for the purposes of this Agreement during normal business hours and with reasonable notice to Management Sellers and the Company.

              (b) Between the date of this Agreement and the Closing Date, Publicker shall hold and shall cause its officers, directors, employees, representatives, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information furnished to Publicker by Sellers or the Company or their respective representatives in connection with the Contemplated Transactions and will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors and other consultants, agents and advisors in connection with the consummation of the Contemplated Transactions. If the Closing does not occur (i) such confidence shall be maintained by Publicker, and Publicker shall cause such other persons to maintain such confidence, except to the extent such information comes into the public domain through no fault of Publicker or any Person to whom Publicker released or disclosed such information and (ii) upon the request of Sellers, Publicker shall promptly return to Sellers any written materials it has received from Sellers, the Company or their respective representatives, together with all copies thereof.

         (c) Public Disclosure or Communications. Between the date of this Agreement and the Closing Date, except to the extent required by law, (a) neither Publicker, on the one hand, nor Sellers or the Company, on the other hand, shall issue any press release or public announcement of any kind concerning the Contemplated Transactions without the consent of the other, and in the event any such public announcement, release or disclosure is required by law, the parties will consult prior to the making thereof and use their best efforts to agree upon a mutually satisfactory text; (b) Publicker shall not, and shall not permit its representatives, consultants and agents to, communicate with customers, suppliers or employees of the Company with respect to the Contemplated Transactions or the business of the Company without the prior written consent of Management Sellers; and (c) Publicker shall not communicate with any government official with respect to the Company or Sellers or the Contemplated Transactions without the prior consent of Management Sellers.

         (d) Conduct of Business of the Company. Except as contemplated by this Agreement, between the date of this Agreement and the Closing Date, the Company shall conduct its business in the ordinary course and use its reasonable efforts to preserve substantially intact its business organization, keep available the services of its present officers and employees and preserve in all material respects its present business relationships and goodwill. In addition, except as otherwise expressly provided in this Agreement, between the date of this Agreement and the Closing
         Date, the Company shall not:

                   (a) amend its articles or certificate of incorporation or by-laws;

                   (b) issue, sell or otherwise dispose of any of its capital stock, or create or suffer to be created any Encum-brance thereon, or reclassify, split up or otherwise change any of its capital stock, or grant or enter into any options, covenants or calls or other rights to purchase or convert any obligation into any of its capital stock;

                   (c) organize any Subsidiary or acquire any capital stock of any Person or any equity or ownership interest in any business;

                   (d) incur or guarantee any indebtedness for borrowed money in the individual amount of more than $10,000, or in the aggregate amount of more than $50,000, except in the ordinary course of business, for leases entered into in the ordinary course of business or to the extent required to obtain performance bonds;

                   (e) pay, discharge or satisfy any claim, liability or obligation in excess of $10,000 (whether fixed or contingent), other than in the ordinary course of business; provided, however, that the Company may, prior to the Closing Date, apply all or any portion of its cash and cash equivalents to pay down any indebtedness;

                   (f) make or grant any increases in salaries, bonuses or other remuneration to employees of the Company;

                   (g) sell, assign, transfer, convey, lease, pledge, encumber or otherwise dispose of or agree to sell, assign, transfer, convey, lease, pledge, encumber or otherwise dispose of any portion of its assets or properties, or any other right, except for fair con-sideration in the ordinary course of business;

                   (h) enter into any agreement or commitment having a term in excess of one year, except in the ordinary course of business consistent with past practice;

                   (i) cancel any debts or affirmatively waive any claims or rights of substantial value, except for cancellations made or waivers granted in the ordinary course of business, which, in the aggregate, are not material;

                   (j) declare or pay any dividend or make any other payment or distribution in respect of its capital stock;

                   (k) make capital expenditures which exceed by more than $10,000 in the aggregate the existing capital expenditure commitments disclosed on Schedule 6.19 and other existing capital expenditure commitments not required to be disclosed thereon; or

                   (l) in any other manner, modify, change or otherwise alter the fundamental nature of the business of the Company as presently conducted.

         (e) No Negotiation. Until the Closing or such earlier time, if any, as this Agreement is terminated pursuant to Section 13, Sellers will not, and will cause the Company not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Publicker) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

         (f) Regulatory Matters. In addition to filings required by the HSR Act, Sellers, Publicker and the Company shall (a) file with applicable Governmental Bodies the applications and related documents required to be filed by them (and prosecute diligently any related proceedings) in order to consummate the Contemplated Transactions and (b) co-operate with the other as may reasonably be requested in connection with the foregoing.

         (g) Payment of Certain Indebtedness. Immediately after the Closing, Publicker shall, on behalf of the Company, pay in full the following obligations of the Company, by wire transfer of immediately available funds to the accounts specified on Schedule 9.7: (a) $100,000 (plus accrued and unpaid interest thereon at the rate of 7.25% per annum) owed to NationsBank; (b) $291,868.20
         (plus accrued and unpaid interest thereon which, at August 31, 1998, was $15,307.97) owed to Marc Postlewaite; and (c) $50,000
         (plus accrued and unpaid interest thereon which, at August 31, 1998, was $1,186.81) owed to Jerry Coleman. Such advances by Publicker shall be deemed to be intercompany loans from Publicker to the Company. The Company and Sellers hereby acknowledge that Publicker advanced $300,000 to the Company on September 18, 1998 for the Company's operating expenses pursuant to a promissory note substantially in the form of Exhibit F.

         (h) Benefits Matters. After the Closing Date, employees of the Company shall be eligible to participate in the Publicker Industries Inc. 1993 Long Term Incentive Plan at the discretion of Publicker's compensation committee. After the Closing Date, employees of the Company shall be eligible to participate in Publicker's 401(k) Plan.

         (i) Technology Committee. Promptly after the Closing Date, Publicker shall establish a Technology Committee to advise Publicker's board of directors in developing strategic business plans for Publicker and its subsidiaries and shall appoint Management Sellers or their designees to this Technology Committee.

         (j) Shareholder Approval. Prior to the Closing, the Company shall call and hold a special meeting of shareholders of the Company, or circulate to the shareholders of the Company a form of written consent of shareholders of the Company in lieu of a special meeting, for the purpose of approving the execution, delivery and performance of this Agreement and all other documents to be delivered pursuant to this Agreement and the consummation of the Contemplated Transactions. The Company shall use its best efforts to secure the vote or consent of shareholders of the Company required by the FBCA to effect the Merger.

         (k) Management Sellers Approval. Management Sellers hereby acknowledge their execution and delivery to Publicker on the date of this Agreement of a Voting Agreement in the form of Exhibit I.

         (l) S-8 Registration. Within 90 days after the Closing Date, Publicker shall file one or more registration statements on Form S-8 (or any successor form) under the Securities Act relating to the Publicker Shares issuable upon the exercise of options granted in accordance with Sections 2.3(f) and 5.6.

         (m)  Stock Options.  In the event that any of the individuals listed on
         Schedule 9.13 forfeit any of the options to purchase Publicker
         Shares set forth opposite his name issued pursuant to Section 5.6 as a result of termination of such individual's employment with the Surviving Corporation prior to the date such options become exercisable, within five Business Days after the date of such forfeiture Publicker shall grant to (a) Marc Postlewaite an option to purchase 65.76% of the Publicker Shares issuable upon exercise of such forfeited option (rounded up to the nearest whole number of Publicker Shares), provided Marc Postlewaite is employed by the Surviving Corporation on the date of forfeiture and (b) Kim Vogel an option to purchase 34.24% of the Publicker Shares issuable upon exercise of such forfeited option (rounded down to the nearest whole number of Publicker Shares), provided Kim Vogel is employed by the Surviving Corporation on the date of forfeiture. Any options granted to Marc Postlewaite or Kim Vogel under this section 9.13 shall be pursuant to a stock option agreement substantially in the form of Exhibit E-2. Within a reasonable time after any such grant of options to purchase Publicker Shares to Marc Postlewaite and/or Kim Vogel, Publicker shall file one or more registration statements on Form S-8 (or any successor form) under the Securities Act relating to the Publicker Shares issuable upon the exercise of such options, subject to eligibility requirements for use of such registration form.

         (n) Private Placement Materials. Between the date of this Agreement and the Closing Date, the Company shall cooperate with and assist Publicker in the preparation of all private placement materials that Publicker believes are necessary in order for the Contemplated Transactions to comply with applicable securities laws, including without limitation cooperation with respect to an audit of the financial statements of the Company.

         (o) Financial Statements. Prior to the Closing Date, the Company shall deliver to Publicker (a) an unaudited balance sheet of the Company at September 30, 1998, and the related unaudited profit and loss statement for the nine months then ended, and (b) a balance sheet of the Company at December 31, 1997, and the related profit and loss statement for the fiscal year then ended, together with the audit reports thereon of Arthur Andersen LLP. The foregoing financial statements shall be prepared in accordance with GAAP and shall fairly present the financial position of the Company at the respective dates thereof and for the financial periods then ended. In addition, prior to the Closing Date, the Company shall deliver to Publicker a schedule of aging of the accounts receivable of the Company as of the Closing Date.

         (p) Updated Schedules. Within seven days after the date of this Agreement, the Company may deliver to Publicker revised Schedules to this Agreement (the "Revised Schedules") solely to correct any inadvertent errors made on the Schedules delivered on the date of this Agreement. The Revised Schedules shall be deemed to replace the Schedules to this Agreement delivered on the date of this Agreement only if (a) the Revised Schedules are in form and substance satisfactory to Publicker, in Publicker's good faith judgment, and (b) Publicker and the Company agree in writing to the Revised Schedules. In the event that the Revised Schedules are not satisfactory to Publicker in its good faith judgment, Publicker may terminate this Agreement in accordance with Section 13.

    (l) TRANSFER RESTRICTIONS.

             (a)  Transfer Restrictions on Publicker Shares.

              (a) Transfer Restrictions. The Publicker Shares to be received by Sellers pursuant to this Agreement (such shares collectively, the "Restricted Publicker Securities") shall be transferable only if sold pursuant to a registration statement under the Securities Act and any applicable state securities or blue sky laws, or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws.

              (b) Legend. Each certificate representing the Restricted Publicker Securities shall bear a legend in substantially the following form:

              "The securities represented by this
              certificate have not been registered under the Securities Act of 1933, as amended, or under the securities or blue sky laws of any state, and may not be sold, or otherwise transferred, in the absence of such registration or an exemption therefrom under such Act and under any such applicable state laws."

Each certificate representing such Restricted Publicker Securities shall bear this restrictive legend unless the restrictions on transfer provided for in this Section 10.1 shall have ceased and terminated as to such Restricted Publicker Securities.

              (c) Termination of Restrictions. The restrictions imposed by this Section 10.1 upon the transferability of the Restricted Publicker Securities shall cease and terminate as to any particular Restricted Publicker Securities and any securities issued in exchange therefor or upon transfer thereof when, in the opinion of counsel reasonably acceptable to Publicker, such restrictions are no longer required in order to assure compliance with the Securities Act, or when such Restricted Publicker Securities have been registered under the Securities Act. Whenever any of such restrictions shall cease and terminate as to any Restricted Publicker Securities, the holder thereof shall be entitled to receive from Publicker, without expense, new certificates not bearing the legend set forth in Section 10.1(b).

             (b)  Lock-Up on Publicker Shares.

              (a) Lock-Up. During the period commencing on the Effective Date and ending on the first anniversary of the Closing Date (the "Lock-Up Period"), each Employee Seller shall not, directly or indirectly, sell, exchange, assign, transfer, pledge, encumber or otherwise dispose of any Publicker Shares it receives pursuant to this Agreement.

              (b) Volume Limitations. After the Lock-Up Period until the second anniversary of the Closing Date, each Employee Seller may sell, exchange, assign, transfer, pledge, encumber or otherwise dispose of, from time to time, Publicker Shares it receives pursuant to this Agreement only in an amount no greater than the amount permitted under Rule 144(e)(1) promulgated under the Securities Act (whether or not the transfer is made pursuant to Rule 144, Rule 144(e)(1) applies to the Employee Seller making the transfer or the Employee Seller is an "affiliate" of Publicker within the meaning of Rule 144).

              (c) Stop Transfer Orders. Each Employee Seller authorizes Publicker to cause the transfer agent for Publicker Shares to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Publicker with respect to any Publicker Shares for which such Employee Seller is the record holder.

              (d) Legend. Each certificate representing the Publicker Shares received by Employee Sellers pursuant to this Agreement shall, in addition to the legend described in Section
              10.1(b), bear a legend in substantially the following form:

              "The securities represented by this
              certificate are subject to certain
              transfer restrictions contained in an
              Agreement and Plan of Merger, dated
              October 30, 1998 (the "Merger Agreement"), among the holder of the securities represented by this certificate, Tritheim
              Technologies, Inc., certain other
              security-holders thereof, Publicker
              Industries Inc. ("Publicker") and
              Publicker Smart Card Acquisition Co.  A
              copy of the Merger Agreement is on file at the principal office of Publicker.
              Neither this certificate nor the
              securities evidenced by this certificate nor any portion thereof or interest herein may be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of in violation of the Merger Agreement, and any such purported transfer shall be null, void and of no effect."

Each certificate representing the Publicker Shares received by Employee Sellers pursuant to this Agreement shall bear this restrictive legend unless the restrictions on transfer provided for in this Section 10.2 shall have ceased and terminated as to such Publicker Shares. Whenever any of such restrictions shall cease and terminate as to any such Publicker Shares, the holder thereof shall be entitled to receive from Publicker, without expense, new certificates not bearing the legend set forth in Section 10.2(d).

    (m) REGISTRATION RIGHTS.

             (a)  Intentionally omitted.

             (b)  Incidental Registration.

              (a) If at any time after the Closing Date Publicker proposes to register any equity securities under the Securities Act for sale to the public (other than pursuant to a registration statement on Form S-4 or Form S-8 (or any successor forms) or any other forms not available for registering Registrable Publicker Shares for sale to the public), either for Publicker's account or for the account of others, Publicker shall, not less than 30 nor more than 90 days prior to the proposed date of filing of a registration statement under the Securities Act, give written notice to all Holders of its intention to do so. Upon the written request of any Holder given within 20 days after transmittal by Publicker of such notice, Publicker will use its best efforts to cause the Registrable Publicker Shares requested to be registered to be so registered under the Securities Act. A request pursuant to this Section 11.2(a) shall state the number of Registrable Publicker Shares requested to be registered and the intended method of disposition thereof. The rights granted in this Section 11.2(a) shall apply in each case where Publicker proposes to register equity securities regardless of whether such rights may have been exercised previously.

              (b) Nothing in this Agreement shall be deemed to require Publicker to proceed with any registration of its securities pursuant to Section 11.2 after giving the notice provided in
              Section 11.2(a).

         11.2A   Shelf Registration.  After the Closing Date, Publicker shall use its reasonable efforts to cause its outstanding Publicker Shares to be listed on a national securities exchange or to be included in an automated quotation system of a national securities association, subject to applicable listing or entry requirements, to enable Publicker to be eligible to use a registration statement on Form S-3 (or any successor form) for the purpose of registering resales of Registrable Publicker Shares. Within a reasonable time after becoming eligible to use a registration statement on Form S-3 (or any successor form) for the purpose of registering resales of Registrable Publicker Shares, Publicker shall give Holders notice of such eligibility and shall prepare and file with the Securities and Exchange Commission a registration statement on such form for the offering on a continuous or delayed basis in the future of up to 100% of the Registrable Publicker Shares outstanding as of the date prior to the date of filing with the Securities and Exchange Commission (the "Shelf Registration Statement") and shall use its best efforts to have the Registration Statement declared effective as promptly as practicable. The Shelf Registration Statement and any form of prospectus included therein or prospectus supplement relating thereto shall reflect such plan of distribution or method of sale as Holders may from time to time notify Publicker. Publicker shall use its best efforts to keep the Shelf Registration Statement continuously effective for the period beginning on the date on which the Shelf Registration Statement is declared effective and ending on the first to occur of (a) the first date that all such Registrable Publicker Shares have been sold (whether pursuant to the Shelf Registration Statement, under Rule 144 promulgated under the Securities Act or otherwise) or (b) the delivery to Publicker of a written opinion from counsel to Publicker reasonably acceptable to Publicker and the Holders to the effect that the Registrable Publicker Shares covered by the Shelf Registration Statement may be sold without registration under the Securities Act or applicable state law and without restriction as to the volume and timing of such sales. During the period during which the Shelf Registration Statement must be kept effective, Publicker shall supplement or make amendments to the Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by a Holder or an underwriter of Registrable Publicker Shares, to reflect any specific plan of distribution or method of sale, and shall use its best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing thereof with the Securities and Exchange Commission.

             (c)  Limitation on Registration Requirement.

              (a) Publicker shall have the right to postpone for up to 75 days any registration required pursuant to Section 11.2A if Publicker determines in good faith (and so certifies to Holders) that the filing of such registration statement would require the disclosure of non-public material information the disclosure of which would have a material adverse effect on Publicker or would otherwise adversely affect any proposal or plan by Publicker to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction.
         (d) Registration Procedures. If and whenever Publicker is required by the provisions of this Section 11 to use its best efforts to effect the registration of any securities under the Securities
         Act, Publicker will within the time periods provided herein:

                   (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof;

                   (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of and the date which is 90 days after the date of initial effectiveness of such registration statement (or, with respect to the Shelf Registration Statement, until such time as specified in
                   Section 11.2A);

                   (c) furnish to each seller and to each duly authorized underwriter of each seller such number of authorized copies of a prospectus, including copies of a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller or underwriter may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such seller;

                   (d) use its best efforts to register or qualify the securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such seller to consummate the public sale or other disposition in such jurisdictions of the securities to be sold by such seller, except that Publicker shall not for any such purpose be required to qualify to do business in any jurisdiction wherein it is not qualified or to file any general consent to service of process in any such jurisdiction;

                   (e) with respect to any underwritten offering, use reasonable efforts to furnish, at the request of any seller, to the underwriters, on the date that such seller's securities are delivered to the underwriters for sale pursuant to such registration, (i) an opinion of the independent counsel representing Publicker for the purposes of such registration addressed to such underwriters, in such form and content as the underwriters may reasonably request and are customary for transactions of this type, and (ii) a letter from the independent certified public accountants of Publicker addressed to the underwriters stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of Publicker included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and covering such other matters as are customarily covered in accountant's "comfort" letters;

                   (f) with respect to any underwritten offering, enter into an underwriting agreement in customary form for a transaction of this type;

                   (g) provide and cause to be maintained a transfer agent and registrar for all Registrable Publicker Shares covered by such registration statement from and after a date not later than the effective date of such registration statement;

                   (h) notify the Holders of Registrable Publicker Shares included in such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such Holders, properly prepare and furnish to such Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                   (i) use its best efforts to list all Registrable Publicker Shares covered by such registration statement on any securities exchange on which the Publicker Shares are then listed; and

                   (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
                   Section 11(a) of the Securities Act.

         (e) Expenses. All expenses incurred in effecting the registrations provided for in this Section 11 (excluding underwriters' discounts and commissions, which shall be borne pro rata by those Holders for whom Registrable Publicker Shares are being registered and - fees of counsel to Holders which shall be borne by such Holders), including without limitation all registration and filing fees (including all expenses incident to filing with the Nasdaq Stock Market or any securities exchange), printing expenses, fees and disbursements of counsel for Publicker, fees of Publicker's independent auditors and accountants, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 11.4(d), shall be paid by Publicker.

             (f)  Marketing Restrictions.

              (a) If (i) any Holder(s) wish(es) to register any Registrable Publicker Shares in a registration made pursuant to
              Section 11.2A, (ii) the offering proposed to be made by such Holder or Holders is to be an underwritten public offering,
              (iii) Publicker or one or more holders of securities other than Registrable Publicker Shares to whom Publicker has granted registration rights wish to register securities in such registration and (iv) the managing underwriters of such public offering furnish a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (as specified in such opinion) which can be marketed in such offering at a price which such Holders are prepared to sell and without materially and adversely affecting such offering, then the rights of Holders, Publicker and the holders of other securities with registration rights to participate in such offering shall be in the following order of priority:

                  First: The Holders having the right to include such securities in such registration shall be entitled to participate in proportion to the number of Registrable Publicker Shares requested to be registered by each such Holder; and then

                  Second: Publicker and all holders of securities other than Registrable Publicker Shares having the right to include such securities in such registration shall be entitled to participate pro rata among themselves in accordance with the number of securities requested to be registered by Publicker and each such holder.

              (b) If (i) any Holder requests registration of Registrable Publicker Shares under Section 11.2, (ii) the offering proposed to be made is to be an underwritten public offering and (iii) the managing underwriters of such public offering furnish a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such securities and without materially and adversely affecting such offering, then the rights of Publicker, Holders and holders of other securities having the right to include such securities in such registration to participate in such offering shall be in the following order of priority:

                  First: Publicker and all holders of securities other than Registrable Publicker Shares having the right to request such registration pursuant to a demand right (or otherwise initiate such registration) shall be entitled to participate in accordance with the number of securities requested to be registered by Publicker and each such holder and in accordance with the registration rights of each such holder; and then

                  Second: All other holders of securities, including Holders of Registrable Publicker Shares, having the right to include such securities in such registration shall be entitled to participate pro rata among themselves in accordance with the number of securities requested to be registered by each such holder;

and no securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition by Holders in a transaction which would require registration under the Securities Act until the expiration of 180 days after the effective date of the registration statement in which Registrable Publicker Shares were included pursuant to Section 11.2 or such shorter period as may be acceptable to Publicker.

         (g) Time Limitations; Termination of Rights. Notwithstanding anything contained in this Section 11, the rights to registration under this Section 11 shall terminate as to any particular Registrable Publicker Shares when (i) such Registrable Publicker Shares shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, (ii) such Registrable Publicker Shares shall have been sold in compliance with Rule 144 promulgated under the Securities Act or otherwise in a public transaction or (iii) written opinions from counsel reasonably acceptable to Publicker and the holder of such Registrable Publicker Shares, to the effect that such Registrable Publicker Shares may be sold without registration under the Securities Act or applicable state law and without restriction as to the volume and timing of such sales, shall have been received from either counsel to Publicker or counsel to the holders thereof.

         (h) Compliance with Rule 144. At all times during which this Agreement is effective, Publicker shall file with the Securities and Exchange Commission, in a timely manner, all reports and other documents required to be filed by Publicker with the Securities and Exchange Commission pursuant to the Exchange Act.

         (i) Indemnification by Publicker. In the event of any registration under the Securities Act of any Registrable Publicker Shares pursuant to this Section 11, Publicker hereby agrees to execute an agreement with any underwriter participating in the offering thereof containing such underwriter's standard representations and indemnification provisions and to indemnify and hold harmless each Holder disposing of Registrable Publicker Shares, each Person, if any, who controls such Holder within the meaning of the Securities Act and each other Person (including each underwriter and each Person who controls such underwriter) who participates in the offering of Registrable Publicker Shares, against any losses, claims, damages or liabilities, joint or several, to which such Holder, controlling Person or participating Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registrable Publicker
         Shares are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Holder, controlling Person and participating Person for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that Publicker will not be liable in any case to any such Holder, controlling Person or participating Person to the extent that any loss, claim, damage or liability results from any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with information furnished to Publicker by any Holder or any other Person who participates as an underwriter in the offering or sale of such securities, specifically for use in the preparation thereof; provided, further, however, that the indemnity set forth in this Section 11.9 shall not inure to the benefit of any such Holder, controlling Person or participating Person on account of any loss, claim, damage or liability arising from the sale of Registrable Publicker Shares to any Person by a Holder or participating Person if any Holder or participating
         Person failed to deliver a copy of such preliminary prospectus or final prospectus (as then amended or supplemented) to that person within the time required by applicable securities laws and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in a prospectus was corrected in the preliminary or final prospectus or amended or supplemented prospectus which the Holder or participating Person failed to deliver, unless such failure of delivery resulted from Publicker's failure to deliver to the Holders and participating Persons such corrected prospectus in the requisite quantity and on a timely basis to permit proper delivery thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder disposing of Registrable Publicker Shares or any such underwriter or controlling Person and shall survive the transfer of such securities by such Holder and the expiration or termination of the registration rights granted under this Section 11 pursuant to
         Section 11.7.

         (j)  Indemnification by Holder.

              (a)  As a condition of Publicker's obligation under this
              Section 11 to effect any registration under the Securities Act, there shall be delivered to Publicker an agreement or agreements duly executed by each Holder for whom Registrable Publicker Shares are to be so registered, whereby such Holder agrees to indemnify and hold harmless (in the same manner as set forth in Section 11.9 above) Publicker, each person referred to in clause (1), (2) or (3) of
              Section 11(a) of the Securities Act in respect of the registration statement and each other person, if any, who controls Publicker within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which the Registrable Publicker Shares are to be registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each case, is made in or omitted from the registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with information furnished to Publicker by such Holder specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Publicker or any person indemnified by virtue of this Section 11.10 and shall survive the transfer of such securities by such Holder and the expiration or termination of the registration rights granted under this Section 11 pursuant to Section 11.7.

              (b) At the request of the managing underwriter in connection with any underwritten offering of Publicker's securities, each Holder for whom Registrable Publicker Shares are being registered shall enter into an indemnity agreement in customary form with such underwriter.

         (k) Contribution. If the indemnification provided for in Section 11.9 or 11.10 from the indemnifying party is unavailable to an indemnified party hereunder, or is insufficient to hold harmless an indemnified party, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11.11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

         (l) Notification of and Participation in Actions. The procedures described in Sections 12.3 and 12.4 shall apply to any claim covered by this Section 11. All indemnification obligations of the parties hereto shall survive any termination of the registration rights granted under this Section 11 pursuant to Sec-tion 11.7.

         (m)  Underwriting Requirements.

              (a) In the event of an underwritten offering of Publicker's securities, each Holder for whom Registrable Publicker Shares are being registered pursuant to Section 11.2 or
              Section 11.2A shall, as a condition to inclusion of such Registrable Publicker Shares in such registration, execute and deliver to the underwriter(s) an underwriting agreement in customary form. The underwriter(s) shall be selected (i) by the Holders requesting registration of Registrable Publicker Shares, in the case of a registration pursuant to
              Section 11.2A (which underwriters shall be acceptable to Publicker) or (ii) by Publicker, in the case of a registration pursuant to Section 11.2.

              (b) At the request of the managing underwriter in connection with any underwritten offering of Publicker's securities, the Holders for whom Registrable Publicker Shares are being registered shall enter into customary "lock-up" agreements.

         (n) Furnish Information. It shall be a condition precedent to the obligations of Publicker to take any action pursuant to Section 11 that Holders requesting registration of Registrable Publicker Shares furnish to Publicker such information regarding them, the Registrable Publicker Shares held by them and the intended method of disposition of such securities as Publicker shall reasonably request and as shall be required in connection with the action to be taken by Publicker.

         (o) Permitted Transfers. The registration rights granted to Sellers (other than Employee Sellers) under this Section 11 may only be transferred to a transferee who acquires Registrable Publicker
         Shares from any Seller (other than an Employee Seller), is a permitted transferee under Section 10 and is either (i) the spouse or member of the immediate family of a Seller (other than an Employee Seller); (ii) a trust for the benefit of a Seller (other than an Employee Seller) or any member of such Seller's immediate family; or (iii) a corporation, partnership or other entity the only owners of which are one or more Sellers (other than Employee Sellers) and members of their immediate families; provided that any transferring Seller gives written notice at the time of such transfer to Publicker stating the name and address of the transferee and identifying the Registrable Publicker Shares so transferred, accompanied by a signature page to this Agreement pursuant to which such transferee agrees to be bound by the terms and conditions of this Section 11.


         (p)  Put Rights.

              (a) Put Rights. If the Shelf Registration Statement is not declared effective within six months after the Closing Date, each of the Holders listed on Schedule 11.16 (the "Put Holders") shall have the right to request that Publicker purchase all or part of the Publicker Shares held by such Put Holder which were received by such Put Holder as consideration in the Merger pursuant to this Agreement ("Put Shares") for a cash purchase price per Publicker Share equal to the Fair Market Value on the Put Date (as defined below) of one Publicker Share, in accordance with the terms of this
              Section 11.16.

              (b) Exercise of Put. To exercise its put rights under Section 11.16(a), a Put Holder shall give notice of its put request (the "Put Notice") to Publicker at any time after its put rights become exercisable under Section 11.16(a) and prior to the earlier of (i) the first date upon which the Shelf Registration Statement is declared effective and (ii) the date upon which a written opinion from counsel reasonably acceptable to Publicker and such Put Holder, to the effect that such Put Holder's Put Shares may be sold without registration under the Securities Act or applicable state law and without restriction as to volume and timing of sales, shall have been received from either counsel to Publicker or counsel to such Put Holder. The closing of Publicker's purchase of the Put Shares shall occur at such place, date and time as is determined by Publicker, provided that the place, date and time shall be no earlier than three Busines Days after the Put Notice and no later than seven Business Days after the Put Notice. The Put Notice shall specify the total number of Put Shares requested to be purchased by Publicker.

              (c) Conditions to Closing of Put. The obligation of Publicker to purchase any Put Shares is subject to the condition that no preliminary or permanent injunction or other order by a court of competent jurisdiction prohibiting or otherwise restraining such sale shall be in effect. Each Put Holder and Publicker shall use its best efforts to make all filings and registrations with, and to obtain all consents, approvals, orders or authorizations of, any Governmental
              Body, if any, required in connection with the sale of such Put Holder's Put Shares under this Section 11.16.

              (d) Closing of Option. At the closing of any purchase by Publicker of Put Shares (such date and time referred to herein as the "Put Date"), (i) the selling Put Holder shall deliver to Publicker (A) stock certificates representing the Put Shares duly endorsed for transfer to Publicker, or accompanied by stock powers duly endorsed in blank, with all requisite documentary tax stamps affixed thereto and (B) a simple sale agreement, in form and substance satisfactory to Publicker, containing representations and warranties similar to those contained in Sections 7.1, 7.2, 7.3 and 7.4 and
              (ii) Publicker shall deliver to such Put Holder a check payable to the order of such Put Holder in the amount of the purchase price determined in accordance with Section 11.16(a).

    (n) INDEMNIFICATION AND RELATED MATTERS; SELLERS' RELEASE; TAX MATTERS.



             (a)  Indemnification.

                       (a)  Indemnification by Management Sellers.

                        (a) Each of the Management Sellers shall jointly and severally indemnify and hold harmless Publicker and its agents, representatives, employees, officers, directors, stockholders, controlling persons and Affiliates (collectively, the
                        "Publicker Indemnitees"), and shall reimburse the Publicker Indemnitees, for any loss, liability, claim, damage or expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim
                        (collectively, "Damages"), arising from or in connection with (A) any inaccuracy in any of the representations and warranties of the Company or any Management Seller in this Agreement (other than in Section 7 which is covered in
                        Section 12.1(b)) or in any certificate or other document required to be delivered by any Management Seller or the Company pursuant to this Agreement or referred to in this Agreement or in any such other certificate or document,
                        (B) any failure of the Company or any Management
                        Seller to perform or comply with any agreement to be performed or complied with by it in this Agreement, (C) any claim by any Person for brokerage or finder's fees or similar payments in connection with any of the Contemplated
                        Transactions as the result of brokers, finders or investment bankers retained by any Seller or the Company, (D) any subscription, option or other right of any kind (whether absolute or contingent, known or unknown, matured or unmatured) of Harold E. Taylor or his successors or assigns relating to the issuance of any capital stock of the Company, which arises from or relates to the conduct of the business or the operations of the Company on or prior to the Closing Date or any agreements (whether or not in writing) with the Company or any of its officers, directors, employees or agents entered into on or prior to the Closing Date or
                        (E) Publicker's enforcement of the
                        indemnification provisions contained herein.

                        (b) Each of Management Sellers shall jointly and severally indemnify, defend, protect, reimburse and hold harmless Publicker, the other Publicker Indemnitees and the Company for or from any Damages (including, without limitation, reasonable contractors' and consultants' fees) relating to any portion of the Facilities or to any other property incurred by, imposed upon, or commenced or asserted against any Publicker Indemnitee or the Company at any time, resulting in whole or in part from, or related in any way to, (x) the Release of a Hazardous Substance at or on the Facilities or by the Company elsewhere, (y) any condition existing at or on the Facilities that gives rise to a liability under an Environmental Law or (z) a violation of an Environmental Law by the Company, in each case on or prior to the Closing Date.

                        (c) Each Management Seller may satisfy its liability under this Section 12.1(a) by delivering to Publicker that number of Publicker Shares received by such Management Seller to such indemnification payment date pursuant to this Agreement having an aggregate Fair Market Value on the date of delivery to Publicker pursuant to this Section 12.1(a)(iii) equal to such Management Seller's liability. Notwithstanding the foregoing, (A) the indemnifying Management
                        Sellers shall have no liability to Publicker under Section 12.1(a)(i)(A) or (B) or
                        Section 12.1(a)(ii) until the aggregate amount of all Damages under such Sections exceeds
                        $25,000 and then only for all such Damages in excess of such amount and (B) the maximum liability of each Management Seller pursuant to this Section 12.1(a) shall not exceed in the aggregate the lesser of (1) all of the Publicker
                        Shares received by such Management Seller to the indemnification payment date pursuant to this Agreement, if such Management Seller chooses to deliver such shares to Publicker pursuant to this Section 12.1(a)(iii) and (2) the Fair
                        Market Value, on the date on which the shares were received by such Management Seller, of the Publicker Shares received by such Management
                        Seller to such indemnification payment date pursuant to this Agreement. The limitations set forth in this Section 12.1(a)(iii) shall not apply to any Management Seller to the extent of Damages arising from fraud on the part of such Management Seller.

              (b) Indemnification by Sellers. Each of the Sellers shall severally and not jointly indemnify and hold harmless Publicker and the other Publicker Indemnitees, and shall reimburse Publicker and the other Publicker Indemnitees, for any Damages arising from or in connection with (i) any inaccuracy in any of the representations and warranties of such Seller in Section 7 of this Agreement or in any certificate or other document required to be delivered by such Seller pursuant to this Agreement, (ii) any failure of such Seller to perform or comply with any agreement to be performed or complied with by it in this Agreement, or
              (iii) Publicker's enforcement of the indemnification provisions contained herein. Each Seller may satisfy its liability under this Section 12.1(b) by delivering to Publicker that number of Publicker Shares received by such Seller to such indemnification payment Date pursuant to this Agreement having an aggregate Fair Market Value on the date of delivery to Publicker pursuant to this Section 12.1(b) equal to such Seller's liability. Notwithstanding the foregoing, (A) no indemnifying Seller shall have any liability to Publicker under clause (i) or (ii) of this
              Section 12.1(b) until the aggregate amount of all Damages under such clauses exceeds $10,000 and then only for all such Damages in excess of such amount, and (B) the maximum liability of each Seller pursuant to this Section 12.1(b) shall not exceed in the aggregate the lesser of (1) all of the Publicker Shares received by such Seller to the indemnification payment date pursuant to this Agreement, if such Seller chooses to deliver such shares to Publicker pursuant to this Section 12.1(b) and (2) the Fair Market Value, on the date on which the shares were received by such Seller, of the Publicker Shares received by such Seller to such indemnification payment date pursuant to this Agreement. The limitations set forth in this
              Section 12.1(b) shall not apply to any Seller to the extent of Damages arising from fraud on the part of such Seller.

              (c) Indemnification by Publicker. Publicker shall indemnify and hold harmless the Sellers (the "Seller Indemnitees"), and shall reimburse the Seller Indemnitees, for any Damages arising from or in connection with (i) any inaccuracy in any of the representations and warranties of Publicker in this Agreement or in any certificate or other document required to be delivered by Publicker pursuant to this Agreement or referred to in this Agreement or in any such other certificate or document, (ii) any failure by Publicker or Acquisition Sub to perform or comply with any agreement to be performed or complied with by it in this Agreement, (iii) any claim by any Person for brokerage or finder's fees or similar payments in connection with any of the Contemplated Transactions as the result of brokers, finders or investment bankers retained by Publicker, or (iv) the Seller
              Indemnitees' enforcement of the indemnification provisions contained herein. Notwithstanding the foregoing, (A)
              Publicker shall have no liability under clause (i) or (ii) of this Section 12.1(c) until the aggregate amount of all Damages under such clauses exceeds $25,000 and then only for all such Damages in excess of such amount and (B) the maximum liability of Publicker pursuant to this
              Section 12.1(c) shall not exceed the Fair Market Value on the Closing Date of the aggregate Merger Consideration paid by Publicker pursuant to this Agreement. The limitations set forth in this Section 12.1(c) shall not apply to Publicker to the extent of Damages arising from fraud on the part of Publicker.

         (b) Survival of Representations and Warranties. The representations and warranties of the Company, Management Sellers, Sellers and Publicker contained in this Agreement shall survive the Closing; provided, that a party shall have no liability (for indemnification or otherwise) for a breach of any representation or warranty or breach of covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the date that is the 18-month anniversary of the Closing Date such party is given notice asserting a claim with respect thereto and specifying the factual basis of the claim and extent of the Damages in reasonable detail. Notwithstanding the foregoing, (a) indemnification claims under Section 12.1(a)(i) for breach of the representations in Sections 6.2(a), 6.2(c), 6.14, 6.17 and 6.21 may be made by Publicker at any time, (b) indemnification claims under Section 12.1(b) for breach of the representations in
         Section 7.4 may be made by Publicker at any time, (c) indemnification claims made under Section 12.1(a)(i)(B), 12.1(b)(ii) or 12.1(c)(ii) for covenants or obligations to be performed and complied with after the Closing Date may be made at any time, (d) indemnification claims under Sections 12.1(a)(i)(C),
         (D) and (E), 12.1(a)(ii), 12.1(b)(iii) and 12.1(c)(iii) and (iv)
         may be made at any time and (d) nothing in this Section 12.2 shall limit or otherwise affect the rights of either party under
         Section 11 or 12.6.

         (c) Procedure for Indemnification -- Third Party Claims. Promptly after receipt by an indemnified party under Section 12.1(a), 12.1(b) or 12.1(c) or Section 11.9 or 11.10 of oral or written notice of a claim or the commencement of any proceeding against it, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such proceeding shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish (unless the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate) to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case, subsequently incurred by such indemnified party in connection with the defense thereof. If an indemnifying party assumes the defense of such proceeding, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's reasonable consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its reasonable consent. If notice is given to an indemnifying party of the commencement of any proceeding and it does not, within 15 Business Days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its Affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such proceeding, but the indemnifying party shall not be bound by any determination of a proceeding so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

         (d) Procedure for Indemnification -- Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

             (e)  Company's and Sellers' Releases.  If the Closing shall occur:

                   (a) Each Seller hereby releases and forever discharges Publicker, the Company and each of their respective agents, representatives, employees, officers, directors, stockholders, controlling persons and Affiliates (individually a "Releasee" and collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each Seller now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date; provided, however, that nothing contained in this Section 12.5(a) shall operate to release (i) any obligation of the Company disclosed in this Agreement (on a Schedule or otherwise) or (ii) any obligations of Publicker or the Company arising under this Agreement or under any agreement contemplated by this Agreement;

                   (b) Each of the Company and Sellers hereby releases and forever discharges any and all claims, demands, Proceedings and causes of action against Publicker and the other Publicker Indemnitees arising out of, incidental to, or in any manner connected with Contamination existing at or in the Facilities, or any portion thereof or elsewhere, with any Release of a Hazardous Substance at or on the Facilities or elsewhere, or with any violation of an Environmental Law, in each case occurring on or prior to the Closing Date; and

                   (c) each of the Company and Sellers (as the case may be) hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against (i) any Releasee based upon any matter purported to be released under
                   Section 13.5(a) or (ii) any Publicker Indemnitee based upon any matter purported to be released under
                   Section 12.5(b).

             (f)  Tax Matters.

              (a) Sellers shall pay all transfer, documentary, sales, use, registration, stamp, value-added and other similar Taxes (including all applicable real estate transfer taxes), including any penalties, interest and additions to tax, incurred in connection with the Contemplated Transactions other than the issuance of Publicker Shares hereunder, with respect to which Publicker shall pay such Taxes.

              (b) Sellers shall file or cause to be filed all Tax Returns for the taxable periods of the Company ending on or prior to the Closing Date. In the case of any taxable period of the Company that begins prior to and ends after the Closing
              Date, Publicker shall cause to be prepared and filed any required Tax Returns. Each of Sellers and Publicker shall cause all Tax Returns addressed in this Section 12.6(b) to be prepared in accordance with the methodology used in prior taxable years, except as otherwise required by legal requirements.

              (c) Sellers will pay, and will indemnify and hold harmless Publicker, its Affiliates, the Surviving Corporation and the Company from and against, (i) any Taxes imposed upon the Company or the Surviving Corporation for any taxable period ending on or prior to the Closing Date and (ii) Taxes imposed upon the Company or the Surviving Corporation in connection with the Contemplated Transactions. Unless otherwise provided herein, the Closing Date shall be treated as the last day of a taxable period whether or not any taxable period actually ends on such date. Sellers' obligations under this Section 12.6(c) shall not be limited in any way by Section 12.1(a), Section 12.1(b) or Section 12.2.

              (d) Sellers and Publicker shall each provide the other with such assistance as may be reasonably requested (including making employees reasonably available to provide information or testimony) in connection with the preparation of any Tax
              Return, any Seller Tax Controversies (as defined in Section 12.6(e)), or the determination of liability for Taxes with respect to the Company or the Surviving Corporation.

              (e) (i) Publicker shall, in the event that Publicker receives written notice of any examination, claim, proposed settlement, proposed adjustment or related matter with respect to any Taxes for which Publicker may be indemnified hereunder (the "Seller Tax Controversies"), promptly notify Sellers thereof; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent Sellers shall have been actually prejudiced as a result of such failure.
              Sellers shall be entitled at their sole discretion and expense to handle, control and compromise or settle the Seller Tax Controversies, and shall reasonably inform Publicker of the progress of the Seller Tax Controversies; provided, however, that Sellers shall not settle or compromise any Seller Tax Controversy in a manner that would adversely affect any unindemnified Tax liability of Publicker, any of its Affiliates, the Surviving Corporation or the Company without the consent of Publicker, such consent not to be withheld unreasonably.

         (ii) Sellers shall, in the event any Seller receives written notice of any examination, claim, proposed settlement, proposed adjustment or related matter with respect to Taxes attributable to the Company or the Surviving Corporation, promptly notify Publicker thereof.

    (o) TERMINATION.

         (a) Termination Procedures. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time as follows:

                   (a) by written agreement of Publicker, Acquisition Sub and the Company (duly authorized by their Boards of Directors) at any time;

                   (b) by Publicker, by notice to the Company at any time, if satisfaction of any of the conditions specified in
                   Section 4 becomes impossible and such condition has not been waived by Publicker;

                   (c) by the Company, by notice to Publicker at any time, if satisfaction of any of the conditions specified in
                   Section 5 becomes impossible and such condition has not been waived by the Company;

                   (d) by Publicker, by notice to the Company if the conditions to Publicker's and Acquisition Sub's obligations set forth in Section 4 have not been satisfied or waived by Publicker by December 15, 1998;


                   (e) by the Company by notice to Publicker, if the conditions to the Company's obligations set forth in
                   Section 5 have not been satisfied or waived by the Company by December 15, 1998; or

                   (f) by Publicker, by notice to the Company, if any of the Revised Schedules delivered to Publicker pursuant to
                   Section 9.16 are not in form and substance satisfactory to Publicker, in Publicker's good faith judgment.

         (b) Effect of Termination. In the event that this Agreement is terminated pursuant to Section 13.1, this Agreement shall terminate without any liability or further obligation of any party to another, except for the obligations of Publicker, the Company and Sellers under Section 9.1 and Publicker under Section 9.2(b), which obligations shall survive termination; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

    (p) THE SELLERS' AGENT.

         (a) Authorization of the Sellers' Agent. Marc Postlewaite hereby is appointed, authorized and empowered to act, as a representative, on behalf of Sellers (Marc Postlewaite, acting in such representative capacity shall be referred to herein as the "Sellers' Agent"), in connection with any and all activities to be performed by or on behalf of Sellers under this Agreement and each other agreement, document, instrument or certificate referred to herein or the Contemplated Transactions (including, without limitation, in connection with any and all claims for indemnification brought under Section 12), for the purposes and with the powers and authority set forth herein or in such other agreement, document, instrument or certificate, which shall include, without limitation, the power and authority:

                   (a) to execute and deliver amendments or modifications to this Agreement (including, without limitation, the Exhibits and Schedules) as the Sellers' Agent, in his sole discretion, may deem necessary or desirable;

                   (b) to execute and deliver such notices, waivers and consents in connection with this Agreement and the consummation of the Contemplated Transactions as the Sellers' Agent, in his sole discretion, may deem necessary or desirable;

                   (c) to receive any notices and other documents on behalf of Sellers pursuant to this Agreement; and

                   (d) to make, execute, acknowledge and deliver all such other agreements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Sellers'
                   Agent, in his sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the activities described in this Section 14.1 and the Contemplated Transactions.

                  The grant of authority provided for in this Section 14.1:
    (i) is coupled with an interest and being granted, in part, as an inducement to Publicker and Acquisition Sub to enter into this Agreement and the other agreements, documents, instruments and certificates contemplated hereby and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Seller and shall be binding on any successor thereto; and (ii) shall survive any permitted assignment by a Seller of the whole or any fraction of his or her interest hereunder.

             (b)  Compensation; Exculpation; Indemnity.

              (a) The Sellers' Agent shall not be entitled to any fee, commission or other compensation for the performance of its services as such, but shall be entitled to receive from Sellers the payment of all of its expenses incurred as Sellers' Agent.

              (b) In dealing with this Agreement and any instruments, agreements or documents relating hereto, and in exercising or failing to exercise all or any of the powers conferred upon the Sellers' Agent hereunder, (i) the Sellers' Agent assumes and shall incur no responsibility whatsoever to any Seller by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement or any such other agreement, instrument or document, excepting only responsibility for any act or failure to act which represents gross negligence or willful misconduct, and (ii) the Sellers' Agent shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Sellers' Agent pursuant to such advice shall in no event subject the Sellers' Agent to liability to any Seller.

              (c) Each Seller, severally, shall indemnify the Sellers' Agent against all damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys', accountants' and other experts' fees and the amount of any judgment against them, of any nature whatsoever, arising out of or in connection with any claim, investigation, challenge, action or proceeding or in connection with any appeal thereof, relating to the acts or omissions of the Sellers' Agent under this Agreement or otherwise. The foregoing indemnification shall not be deemed exclusive of any other right to which the Sellers' Agent may be entitled apart from the provisions hereof. The foregoing indemnification shall not apply in the event of any action or proceeding which finally adjudicates the liability of the Sellers' Agent for its gross negligence or willful misconduct.

              (d) All of the indemnities, immunities and powers granted to the Sellers' Agent under this Agreement shall survive the Closing and/or any termination of this Agreement.

         (c) Notices. Any notice given to the Sellers' Agent pursuant to this Agreement or any other agreement, document, instrument or certificate contemplated hereby shall constitute effective notice to all Sellers. Publicker, Acquisition Sub, the Surviving
         Corporation and any other Person may rely on any notice, consent, election or other communication received from the Sellers' Agent as if such notice, consent, election or other communication had been received from all Sellers.

         (d)  Resignation or Removal; Successor Agent.

              (a) The Sellers' Agent may resign upon 20 days' prior written notice to Publicker, the Surviving Corporation and each Seller, provided, that no such resignation may take effect unless a successor Sellers' Agent shall have been duly appointed and shall have accepted such appointment and notice thereof shall have been given as set forth in Section 14.4(b). Any successor Sellers' Agent shall be a natural person.

              (b) Upon the resignation of the Agent, Sellers shall appoint a successor Sellers' Agent by written consent of Sellers holding 51% of the outstanding Company Shares immediately prior to the Effective Time, and any successor Sellers'
              Agent so appointed shall constitute the Sellers' Agent as provided in this Section 14 to the same effect as if such successor Sellers' Agent had been named in this Section 14. Sellers shall give Publicker and the Surviving Corporation written notice of the appointment of and acceptance of appointment by the successor to such Sellers' Agent, including a copy of the written consent of Sellers relating thereto, the executed acceptance of appointment by the successor to such Sellers' Agent, and the successor Sellers' Agent's address (including telephone and telecopy numbers) as soon as practicable after any such appointment. The Sellers' Agent shall give Publicker and the Surviving Corporation written notice of the resignation of such Sellers' Agent as well as of the appointment of and acceptance of appointment by the successor to such Sellers' Agent, including the executed acceptance of appointment by the successor to such Sellers' Agent and the successor
              Sellers' Agent's address (including telephone and telecopy numbers) as soon as practicable after any such resignation and appointment. Any such resignation or appointment shall not be effective against Publicker or the Surviving
              Corporation until such notices shall have been given.

    (q) MISCELLANEOUS.

         (a) Entire Agreement. This Agreement (together with the certificates, agreements, Exhibits, Schedules, instruments and other documents required to be delivered hereunder) contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally. Neither party makes, and each party hereby expressly disclaims reliance upon, any representations or warranties with respect to the Contemplated Transactions other than those set forth in this Agreement or in any certificate, agreement, Exhibit, Schedule, instrument or other document required to be delivered hereunder.

         (b) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to the conflicts of law provisions thereof.

         (c) Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         (d) Headings. The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. All references in this Agreement to Sections, Schedules and Exhibits are to sections, schedules and exhibits to this Agreement, unless otherwise indicated.

         (e) Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally, (b) when transmitted by telecopier (receipt confirmed), provided that a copy is sent at about the same time by registered mail, return receipt requested, (c) on the fifth Business Day following mailing by registered mail, return receipt requested, or (d) on the next Business Day following deposit with an overnight delivery service of national reputation, in each case to the addressee at the following addresses or telecopier numbers (or to such other addresses, telex number or telecopier number as a party may specify by notice given to the other party pursuant to this provision):

        If to the Company, to:

    Tritheim Technologies, Inc.
    101 West Court Street
    Tarpon Springs, Florida 34689
    Attention: President
    Telecopier No.:

    with a copy to:

    Johnson, Blakely, Pope, Boker, Ruppel & Burns, P.A.
    911 Chestnut Street
    P.O. Box 1368
    Clearwater, Florida 34617
    Attention:  Michael T. Cronin, Esq.
    Telecopier No.: (727) 441-8617

    If to Sellers, to:

    c/o Mr. Marc Postlewaite
    Sellers' Agent
    Tritheim Technologies, Inc.
    101 West Court Street
    Tarpon Springs, Florida 34689
    Telecopier No.:

    with a copy to:

    Johnson, Blakely, Pope, Boker, Ruppel & Burns, P.A.
    911 Chestnut Street
    P.O. Box 1368
    Clearwater, Florida 34617
    Attention:  Michael T. Cronin, Esq.
    Telecopier No.: (727) 441-8617

    If to Management Sellers:

    Mr. Marc Postlewaite and Mr. Kim Vogel
    Tritheim Technologies, Inc.
    101 West Court Street
    Tarpon Springs, Florida 34689
    Telecopier No.:

    with a copy to:

    Johnson, Blakely, Pope, Boker, Ruppel & Burns, P.A.
    911 Chestnut Street
    P.O. Box 1368
    Clearwater, Florida 34617
    Attention:  Michael T. Cronin, Esq.
    Telecopier No.: (727) 441-8617

    If to Publicker, to:

    Publicker Industries Inc.
    One Post Road
    Fairfield, Connecticut 06430
    Attention:  President
    Telecopier No.: (203) 255-3109

    with a copy to:

    Kaye, Scholer, Fierman, Hays & Handler, LLP
    425 Park Avenue
    New York, New York  10022
    Attention:  Joel I. Greenberg, Esq.
    Telecopier No.:  (212) 836-8689

         (f) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other (which consent shall not be unreasonably withheld) and any attempted assignment without the required consent shall be void.

         (g) Additional Parties. On the Closing Date, one or more additional Persons may become party to this Agreement as additional Sellers under this Agreement by delivering to Publicker, Acquisition Sub and the Company a duly executed counterpart signature page to this Agreement and a supplement to Schedule 7.5 with respect to such Person. Any Person who delivers such an executed signature page and schedule supplement in accordance with this Section 15.7 shall become a Seller under this Agreement and as such shall be deemed to make all of the representations and warranties of a Seller hereunder and shall be subject to all of the rights and obligations of a Seller hereunder from and after the date of such delivery. Prior to delivery of an executed signature page to this Agreement and schedule supplement in accordance with this Section 15.7, a Person shall not be considered a party to this Agreement and shall have no rights under this Agreement as a Seller or otherwise.

         (h) Amendment; Waiver. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the respective boards of directors of Publicker, Acquisition Sub and the Company at any time; provided, however, that no amendment shall be made which under the DGCL or FBCA would require the further approval of the shareholders of Acquisition Sub or the Company (as the case may be) without obtaining such approval.
         This Agreement may be amended only by a writing signed by Publicker, Acquisition Sub, the Company and each Seller who has delivered a signature page to this Agreement prior to such amendment date. No amendment of this Agreement shall be required to (a) effect the addition of any Person as a Seller under this Agreement (or the modification of Schedule 7.5 in connection therewith) in accordance with Section 15.7 or (b) effect the replacement of any Schedule to this Agreement in accordance with
         Section 9.16. Any provision of this Agreement may be waived at any time by a writing signed by the party which is entitled to the benefits thereof.

         (i) Further Assurances. Each of the parties hereto agrees that it will, from time to time after the date of this Agreement, execute and deliver such other certificates, documents and instruments and take such other action as may be reasonably requested by any of the other parties to carry out the Contemplated Transactions.

         (j) Severability. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.






     IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.

PUBLICKER:                   PUBLICKER INDUSTRIES INC.


                             By:  /s/ James J.Weis
                                  Name:  James J. Weis
                                  Title: President and Chief
                                         Executive Officer

ACQUISITION SUB:             PUBLICKER SMART CARD ACQUISITION CO.


                             By:  /s/ James J.Weis
                                  Name:  James J. Weis
                                  Title: President


COMPANY:                     TRITHEIM TECHNOLOGIES, INC.

                             By:  /s/ W. Marc Postlewaite
                                  Name:  W. Marc Postlewait
                                  Title: President


SELLERS:                      SEE SEPARATE SIGNATURE PAGES WHICH FOLLOW

                        SELLERS' SIGNATURE PAGE

         The undersigned shareholder of Tritheim Technologies, Inc. or holder of options to purchase capital stock of Tritheim Technologies, Inc. hereby agrees to be a party to the above Agreement and Plan of Merger in the capacity of a Seller and, accordingly, hereby makes all of the representations and warranties of a Seller under said agreement and agrees to be bound by all of the obligations of a Seller under said agreement.



Date:  October 30, 1998

                                    For a Seller that is a natural person:

                                    /s/ W. Marc Postlewaite_________
                                    Signature

                                    W. Marc Postlewaite_____________
                                    Print name as signed

                                    For a Seller that is not a natural person:
                                    Print name of Seller entity

                                    By:_______________________
                                       Signature

                                    ___________________________
                                    Print name of person signing

                                    ___________________________
                                    Print title of person signing






                         SELLERS' SIGNATURE PAGE

         The undersigned shareholder of Tritheim Technologies, Inc. or holder of options to purchase capital stock of Tritheim Technologies, Inc. hereby agrees to be a party to the above Agreement and Plan of Merger in the capacity of a Seller and, accordingly, hereby makes all of the representations and warranties of a Seller under said agreement and agrees to be bound by all of the obligations of a Seller under said agreement.

Date:    October 30, 1998

                             For a Seller that is a natural person:


                             /s/ Kim Vogel___________
                             Signature

                             Kim Vogel _____________
                             Print name as signed


                             For a Seller that is not a natural person:


                             ________________________________
                             Print name of Seller entity

                             By:_____________________________
                                   Signature

                             ________________________________
                             Print name of person signing

                             ________________________________
                             Print title of person signing

                      SELLERS' SIGNATURE PAGE

         The undersigned shareholder of Tritheim Technologies, Inc. or holder of options to purchase capital stock of Tritheim Technologies, Inc. hereby agrees to be a party to the above Agreement and Plan of Merger in the capacity of a Seller and, accordingly, hereby makes all of the representations and warranties of a Seller under said agreement and agrees to be bound by all of the obligations of a Seller under said agreement.

Date:    October 30, 1998

                             For a Seller that is a natural person:


                             /s/ Vincent T. Poole___________
                             Signature

                             Vincent T. Poole   ____________
                             Print name as signed


                             For a Seller that is not a natural person:


                             ________________________________
                             Print name of Seller entity

                             By:_____________________________
                                   Signature

                             ________________________________
                             Print name of person signing

                             ________________________________
                             Print title of person signing